                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:
|_| Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    Skyline Multimedia Entertainment, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|  No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
(5)  Total fee paid:


--------------------------------------------------------------------------------
|_|  Fee paid previously with preliminary materials.


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:


--------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:


--------------------------------------------------------------------------------
(3)  Filing party:


--------------------------------------------------------------------------------
(4)  Date filed:


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
                    SKYLINE MULTIMEDIA ENTERTAINMENT, INC.

                            -----------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD NOVEMBER 26, 1996

                            -----------------------

         The Annual Meeting of Shareholders of Skyline Multimedia Entertainment, Inc. (the "Company"), a New York corporation, will be held at The Empire State Building, 350 Fifth Avenue, 2nd Floor, New York, New York, on November 26, 1996, at 9:00 a.m., for the following purposes:

         1. To elect six directors of the Company to serve for a term of one year and until their respective successors shall be elected and shall qualify;

         2. To ratify the appointment of Richard A. Eisner & Company, LLP as auditors of the Company for the year ending June 30, 1997; and

         3. To consider and act upon such other matters as may properly come before the meeting.

         Only shareholders of record at the close of business on October 25, 1996 are entitled to notice of and to vote at the meeting, including any adjournments thereof.

                       By Order of the Board of Directors

                       /s/ Zalman Silber
                       -------------------------------
                       Zalman Silber
                       President and Chief Executive Officer


New York, New York
October 28, 1996


IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies and will ensure that your shares are voted. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

                    SKYLINE MULTIMEDIA ENTERTAINMENT, INC.


                -----------------------------------------------

                                PROXY STATEMENT

                      For Annual Meeting of Shareholders
                               November 26, 1996

              ---------------------------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SKYLINE MULTIMEDIA ENTERTAINMENT, INC. (the "Company"), a New York corporation, for use at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at The Empire State Building, 350 Fifth Avenue, 2nd Floor, New York, New York, on November 26, 1996, at 9:00 A.M., and at any adjournments thereof.

         Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes. An abstention will have the same effect as a negative vote except with respect to the election of directors, in which case an abstention will have no effect since directors are elected by a plurality vote. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to shareholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         The principal executive offices of the Company are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118. The approximate date on which this Proxy Statement and the enclosed form of proxy will first be sent or given to shareholders is October 28, 1996.

         Shareholders of record of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on October 25, 1996 (the "Record Date") shall be entitled to one vote for each share then held. On October 25, 1996, there were outstanding 2,455,000 shares of Common Stock. Additionally, holders of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") shall be entitled to one vote for each share of Preferred Stock then held voting together as a single class with the holders of the shares of Common Stock. As of October 25, 1996, members of management of the Company beneficially hold an aggregate of 2,050,909 shares of Common Stock or 57.8% of the total outstanding shares of Common Stock and Preferred Stock entitled to vote at the Meeting, but will be able to vote approximately 81.8% of the total voting power of the outstanding Common Stock due to the shares of Class A Common Stock held by the Company's President, which shares are entitled to five votes per share.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth certain information as of October 25, 1996 with respect to the number of shares of Common Stock beneficially owned by
(i) those persons known to the Company to be the owners of more than five percent of the Common Stock, (ii) each director of the Company (one of whom is the Chief Executive Officer of the Company) and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the listed persons has sole voting and investment power with respect to the shares beneficially owned by such shareholder.


                                            Amount and                                   Percent of
                                              Nature                Percent of           Preferred           Percent of
                                          of Beneficial            Common Stock            Stock            Actual Voting
Name and Address(1)                        Ownership(2)          Outstanding (3)        Outstanding            Power
-------------------                        ------------          ---------------        -----------            -----
Zalman Silber(4)                            1,390,000                 35.0%                  --                 65.0%

Jay Coleman(5)                                225,000                  6.0%                  --                  3.0%

David Shamilzadeh(6)                           10,000                   *                    --                   *

Neil S. Belloff(6)                             10,000                   *                    --                   *

John F. Barry, III(6)(7)                    1,100,909                 31.0%                 100%                24.9%

Ronald D. Celmer(6)(7)                      1,100,909                 31.0%                 100%                24.9%

Prospect Street NYC                         1,090,909                 30.8%                 100%                24.9%
 Discovery Fund, L.P.(7)

All directors and executive                 2,890,909                 68.2%                  --                 81.8%
officers as a group (8
persons)(5)(8)

-------------------------

*     Less than 1%

(1) Unless otherwise noted, the address of each of these persons is c/o the Company, 350 Fifth Avenue, New York, New York 10118.

(2) Unless otherwise noted, all persons named in the table have sole voting and dispositive power with respect to all Common Stock beneficially owned by them.

(3)   Based on 2,455,000 shares of Common Stock and 1,090,909 shares of

      Preferred Stock issued and outstanding as of October 25, 1996 and includes shares subject to currently exercisable options and warrants for each person or group named.

(4) The shares of Common Stock held by Mr. Silber have been designated Class A Common Stock and are identical in every respect to the Common Stock except that such shares are entitled to five votes per share so long as Mr. Silber retains ownership thereof. Accordingly, excluding unexercised options and warrants, Mr. Silber controls approximately 65.0% of the voting power of all outstanding shares of Common Stock and Preferred Stock voting as a single class (approximately 66.9% if all of Mr. Silber's currently exercisable options and warrants are exercised). Such shares of Class A Common Stock are convertible into shares of Common Stock at any time at the option of Mr. Silber and will automatically convert into shares of

      Common Stock upon the transfer or sale of such Class A Common Stock (other than pursuant to a transfer or sale in which Mr. Silber retains the voting rights to such shares) or upon the death of Mr. Silber. Also includes 280,000 shares of Common Stock issuable upon the exercise of Class B Warrants held by Mr. Silber which are immediately exercisable. However, sales of Mr. Silber's Common Stock, including those issuable upon exercise of his Class B Warrants are limited to 25,000 shares annually and 100,000 shares in the aggregate pursuant to a stockholders' agreement entered into in connection with the sale of the Preferred Stock. Includes 670,000 shares (the "Escrowed Shares") held in escrow which are subject to forfeiture in the event certain earnings or stock price targets are not achieved by the fiscal year ended June 30, 1998. Includes options to purchase 150,000 shares of Common Stock which are currently exercisable. Excludes 1,250,000 shares subject to options, which become exercisable only in the event the Escrowed Shares are not released and certain performance or stock price targets are achieved. See "Escrowed Shares".

(5) Includes options to purchase 175,000 shares of Common Stock which are currently exercisable, 30,000 shares of Common Stock underlying Class A Warrants which were purchased as part of the Bridge Loan financing in December 1993 and 20,000 shares of Common Stock underlying Class B Warrants.

(6) Includes options to purchase 10,000 shares of Common Stock which are currently exercisable.

(7) Includes 1,090,909 shares of Preferred Stock held by Prospect Street NYC Discovery Fund, L.P. ("Prospect Street"), of which Messrs. Barry and Celmer are officers and directors of the general partner, which are convertible into shares of Common Stock on a share for share basis and votes together with the Common Stock as a single class on all matters to be voted on by the holders of the Common Stock. Pursuant to the terms of the Preferred Stock, Prospect Street will be able to vote up to 24.9% of the total shares eligible to vote at a shareholders meeting. Additionally, under certain limited circumstances, Prospect Street may have the right to obtain up to 50.1% of the total voting power of the Company. Messrs. Barry and Celmer disclaim beneficial ownership of the shares of Preferred Stock held by Prospect Street. See "Certain Relationships and Related Transactions." The address of Prospect Street is 250 Park Avenue, New York, New York 10177.

(8) Also includes options to purchase an aggregate of 145,000 shares of Common Stock held by other executive officers which are currently exercisable.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS


         Six directors will be elected at the Meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote thereon is necessary for the election of directors. Proxies received with respect to this solicitation will be voted FOR the election of the persons named below, unless otherwise specified in the proxy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve; however, should such a situation arise, proxies may be voted for the election of such other person(s) as director(s) as the holders of the proxies may, in their discretion, determine. There is no arrangement or understanding between any director and any other person pursuant to which such person was elected as a director.


                                               Present Principal Occupation and
Name, Business                                 Principal Occupation During Last                            Director
Address and Age                                Five Years; Other Activities                                 Since
---------------                                ----------------------------                                --------
Zalman Silber                         Zalman Silber, President, Chief Executive Officer,                     1992
Age 29                                Director and founder of the Company, has for more
                                      than the past five years, been an
                                      entrepreneur and residential and
                                      commercial real estate investor. Through
                                      Galaxy International, Inc., a company
                                      founded by Mr. Silber, he established
                                      himself as a top sales agent for the New
                                      York Life Insurance Company and an estate
                                      planning specialist and financial
                                      consultant.

Jay Coleman                           Jay Coleman has been a non-employee director of the                    1993
Age 45                                Company since November 1993 and Chairman of the
                                      Board since December 1993. Mr. Coleman has
                                      significant expertise in advertising,
                                      marketing and promotion, and has, for more
                                      than the past five years, been involved as
                                      the founder and Chief Executive Officer of
                                      Entertainment Marketing & Communications
                                      International, Ltd. ("EMCI"), a company
                                      linking worldwide corporate sponsorship,
                                      consumer marketing and promotion with the
                                      broad spectrum of contemporary
                                      entertainment and entertainment

                                      celebrities.

David Shamilzadeh                     David Shamilzadeh has been a non-employee director of                  1995
Age 50                                the Company since May, 1995.  He has served as Senior
                                      Vice President of Finance of Allou Health and Beauty
                                      Care, Ltd. since April 1991, and the Chief Financial
                                      Officer since April 1990.  Prior to being the Chief
                                      Financial Officer, Mr. Shamilzadeh served as Controller
                                      from November 1988 to April 1990.  From 1976 to 1988,
                                      Mr. Shamilzadeh was employed as Chief Executive
                                      Officer and Chief Financial Officer of DAAL Knitwear,
                                      a manufacturer of knitwear products.  Mr. Shamilzadeh
                                      also served as credit manager of Kayser Roth Corp.,
                                      prior to DAAL Knitwear.


                                               Present Principal Occupation and
Name, Business                                 Principal Occupation During Last                            Director
Address and Age                                Five Years; Other Activities                                 Since
---------------                                ----------------------------                                --------

Neil S. Belloff                       Neil S. Belloff has been a non-employee director of the                1995
Age 37                                Company since June 1995.  He is an attorney with the
                                      law firm of Rosenman & Colin LLP, the Company's
                                      general counsel.  Mr. Belloff has been engaged in the
                                      practice of law for over 10 years, including as an
                                      Attorney-Advisor with the Division of Corporation
                                      Finance of the U.S. Securities & Exchange Commission
                                      from 1988 through 1991.

John F. Barry, III                    John F. Barry has been a non-employee director of the                  1995
Age 44                                Company since July 1995.  Mr. Barry is a Partner of
                                      Prospect Street Investment Management, an institutional
                                      private equity firm managing $600 million and which is
                                      the general partner of Prospect Street.  Mr. Barry serves
                                      on various boards, including BondNet Trading Systems,
                                      New Media and Transitions Research Corporation.  Mr.
                                      Barry was previously a securities attorney with Davis
                                      Polk and Wardwell and a corporate finance specialist
                                      with Merrill Lynch.

Ronald D. Celmer                      Ronald D. Celmer has been a non-employee director of                   1995
Age 35                                the Company since July 1995.  Mr. Celmer is a Partner
                                      of Prospect Street Investment Management, an
                                      institutional private equity firm managing $600 million
                                      and which is the general partner of Prospect Street.  Mr.

                                      Celmer serves on various boards, including New Media,
                                      Holgrath Medical Technologies, and Geoclean
                                      Environmental Services.  Mr. Celmer was previously a
                                      partner for six years with Ardshiel, Inc., a private equity investment manager.

         During the fiscal year ended June 30, 1996, the Company's Board of Directors held six meetings, which were attended by 100% of the then current directors in person or by telephone. During the fiscal year ended June 30, 1996, the Company's Compensation Committee held two meetings, which were attended by 100% of the then current members of such committee in person or by telephone.

         All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive compensation for serving on the Board of Directors as described below. The Company is required to use its best efforts to elect a designee of D.H. Blair Investment Banking Corp. ("Blair") to the Board of Directors for a period of five years from the date of the Company's initial public offering. However, no such designee has as yet been nominated. The Company has established audit and compensation committees, a majority of whose members are non-employee directors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board (and in the case of certain executive officers pursuant to employment agreements as described below).

         There is no family relationship among any of the directors or executive officers of the Company.

           THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                IN FAVOR OF THE RE-ELECTION OF THE SIX NOMINEES
                      TO THE COMPANY'S BOARD OF DIRECTORS


Executive Officers

         The executive officers of the Company are listed below. There is no arrangement or understanding between any executive officer and any other person regarding selection as an officer.


          NAME    AGE                                      POSITION

Zalman Silber      29      President, Chief Executive Officer and Director
                           since 1992

Steven Schwartz    29      Executive Vice President-Finance, Chief Financial
                           Officer, Secretary and Treasurer since 1994

Mark Messersmith   36      Executive Vice President-Operations and Future
                           Development since May 1995.


         Zalman Silber, See "Proposal 1 - Election of Directors".

         Steven Schwartz has been the Executive Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company since August 1994. Prior to joining the Company, Mr. Schwartz was employed by Richard A. Eisner & Company LLP, a large regional accounting firm located in New York City, most recently as an Audit Supervisor, from January 1990 to July 1994. From July 1988 through December 1989, Mr. Schwartz was employed as a certified public accountant with Ernst & Young, a major international accounting firm.

         Mark Messersmith has been the Executive Vice President - Operations and Future Development since May 1995. Prior to joining the Company, from February 1995 to May 1995, Mr. Messersmith was an independent consultant to the entertainment industry. Prior thereto, Mr. Messersmith was associated with Intamin Ltd., most recently as a Vice President, a leading supplier of showcase ride systems and simulators for theme and amusement parks, from October 1992 to February 1995. From October 1989 to October 1992 he was associated with Ride and Show Engineering, most recently as a Vice President, a firm specializing in the conception and development of high quality entertainment attractions. Mr. Messersmith has more than 15 years experience in sales, marketing, project management and business development. He has orchestrated the installation and completion of all major ride systems for the MGM Grand Adventures Theme Park in Las Vegas, NV, and has worked with Universal Studios, Six Flags Theme Parks and numerous premier entertainment venues around the world.

Executive Compensation

         The following table summarizes all compensation paid by the Company with respect to each of the fiscal years presented for services in all capacities of the Company's Chief Executive Officer, the Company's Chief Financial Officer and the Company's Executive Vice President-Operations (the "Named Executive Officers"). No other executive officer of the Company earned in excess of $100,000 in any of such fiscal periods.

                          Summary Compensation Table
                          --------------------------

                                                Annual Compensation                      Long Term Compensation
                                      -------------------------------------     ---------------------------------------
                                                                  Other           Awards
                                                                  Annual        Restricted                                All Other
      Name and                        Salary        Bonus         Compen-          Stock       Options/    LTIP Payouts    Compen-
 Principal Position       Year         ($)           ($)         sation ($)      Awards ($)    SARs (#)       ($)         sation ($)
-------------------       ----        ------        -----        ----------     -----------    --------    ------------   ----------
Zalman Silber             1996      $147,825      $125,000           --           --             --            --             --
President, Chief          1995       134,000        50,000           --           --          150,000          --            (1)
Executive Officer         1994        93,750          --             --           --             --            --             --
and Director

Steven Schwartz           1996      $ 76,250       $15,000           --           --             --            --             --
Executive Vice            1995        70,000        55,000           --           --           60,000          --             --
President-Finance,
Chief Financial
Officer, Secretary
& Treasurer

Mark Messersmith          1996      $ 76,250       $45,000           --           --             --            --             --
Executive Vice
President-
Operations

--------------------------
(1) The Company granted options to purchase 1,250,000 shares of Common Stock which become exercisable only in the event the Escrowed Shares are not released and certain performance or stock price targets are achieved. See "Escrowed Shares".

         No options were granted to any Named Executive Officer during the fiscal year ended June 30, 1996. An aggregate of 1,700,000 stock options were granted to all executive officers and directors as a group during fiscal 1995. Such options are exercisable at prices per share ranging from $3.50 to $4.00, which reflects the fair market value on the date of grant. None of such options were exercised during fiscal 1995 or fiscal 1996.


                  Aggregated Option Exercises in Last Fiscal
                  Year and Fiscal Year End Option Value Table
                  -------------------------------------------


                                                                  Number of
                                                                  Securities                 Value of
                                                                  Underlying                 Unexercised
                                                                  Unexercised                in-the-Money
                                                                  Options                    Options
                                Shares                            at Fiscal                  at Fiscal
                               Acquired                           Year-End(#)                Year-End($)
                                 on               Value           -------------              -------------
                               Exercise          Realized         Exercisable/               Exercisable/
Name                             (#)                ($)           Unexercisable              Unexercisable
----                           --------          --------         -------------              -------------
Zalman Silber                      --              --             150,000/1,250,000             (1)

Steven Schwartz                    --              --             60,000/-0-                    (1)

Mark Messersmith                   --              --             50,000/-0-                    (1)

------------------------
(1)  These options were not in-the-money at June 30, 1996.

Compensation of Directors

         Directors who are not salaried employees of the Company receive an annual fee of $5,000 for acting as members of the Board of Directors and any of its committees, and are also entitled to reimbursement for reasonable expenses incurred in attending any such meetings. Each of the Company's non-employee directors, Messrs. Coleman, Shamilzadeh, Belloff, Barry and Celmer, received stock options to purchase 5,000 shares of Common Stock exercisable at prices per share ranging from $3.50 to $5.00, which reflects the fair market value on the date of grant. All of such options are currently exercisable. Non-employee directors automatically receive stock options to purchase 5,000 shares of Common Stock from the Company on their election or reelection to the Board.

Escrowed Shares

         Of the 960,000 shares of Class A Common Stock held by the Company's President, 670,000 shares are held in escrow and will not be assignable nor transferable (but may be voted) until such time, if ever, as the Escrowed Shares are released from escrow in accordance with terms of the escrow agreement. All Escrowed Shares remaining in escrow on September 30, 1998 will be forfeited and then canceled and contributed to the Company's capital. The arrangement relating to the Escrowed Shares was required by Blair as a condition to the Company's initial public offering of its securities.

         The Class A Shareholder's rights to his shares in escrow are not affected by any change in his status as an employee, officer or director of, or his relationship with, the Company, and, in the event of the Class A Shareholder's death, the terms of the escrow agreement will be binding on such shareholder's executor, administrator, estate and legatees.

         305,000 of the Escrowed Shares will be released from escrow if and only if either (a) the Company's Minimum Pre-tax Income (as defined in the Escrow Agreement) is at least $2.25 million for the fiscal years ending June 30, 1995 or 1996, or is at least $3 million for the fiscal year ending June 30, 1997, or is at least $4 million for the fiscal year ending June 30, 1998, or (b) the closing Bid Price (as defined in the escrow agreement) for the Common Stock averages in excess of $10.50 per share (subject to adjustment in the event of any stock split, dividend or distribution, reverse stock split or other similar event) for 20 consecutive trading days at any time during the 18 month period commencing on February 14, 1994, or the closing Bid Price of the Common Stock averages in excess of $14.15 per share for 20 consecutive trading days at any time during the period commencing September 15, 1995 and ending on February 14, 1997. All Escrowed Shares will be released from escrow if and only if either (y) the Minimum Pre-tax Income is at least $2.85 million for the fiscal years ending June 30, 1995 or 1996, or is at least $3.75 million for the fiscal year ending June 30, 1997, or is at least $5 million for fiscal year ending June 30, 1998, or (z) the closing Bid Price of the Common Stock averages in excess of $12.50 per share (subject to adjustment in the event of any stock split, dividend or distribution, reverse stock split or other similar event) for 20 consecutive trading days at any time until September 14, 1995, or the closing Bid Price of the Common Stock averages in excess of $16.65 per share for 20 consecutive trading days at any time from September 15, 1995 through February 14, 1997. As a result of the sale of Preferred Stock as described below, the earnings targets were adjusted as follows:

                           Original Targets              As Adjusted Targets
  Fiscal Year       Partial Release/Full Release    Partial Release/Full Release
  -----------       ----------------------------    ----------------------------

     1996               $2,250,000/$2,850,000          $3,262,500/$4,132,500


     1997               $3,000,000/$3,750,000          $4,350,000/$5,437,500


     1998               $4,000,000/$5,000,000          $5,800,000/$7,250,000

         On July 7, 1995, the Company's President personally guaranteed the

Company's obligations under a Stock Purchase Agreement relating to the sale of the Preferred Stock. In connection with the sale of the Preferred Stock by the Company, Mr. Silber also agreed to be subject to a Stockholders' Agreement limiting the transfer or disposition of the Common Stock of the Company held by him to 25,000 shares in any twelve month period and 100,000 shares in the aggregate without the consent of Prospect Street. Additionally, as a consequence of the sale of the Preferred Stock by the Company, a significant adjustment has been made to the Minimum Pre-Tax Income targets affecting the release from escrow of the Escrowed Shares held by Mr. Silber, which are subject to forfeiture in the event such targets are not achieved.

         In the opinion of the Board of Directors, these adjusted Minimum Pre-Tax Income and existing equity price targets are unlikely to be achieved in the periods required. Accordingly, in order to ensure that the sale of the Preferred Stock would be consummated and as an inducement to Mr. Silber to enter into the Guarantee Agreement and the Stockholders' Agreement, both of which were conditions to the consummation of the sale of the Preferred Stock, and to provide Mr. Silber with a participation in the Company which is consistent with the original intent of the establishment of the escrow arrangement, the Board of Directors (with Mr. Silber abstaining) granted Mr. Silber options to purchase 1,250,000 shares of Common Stock of the Company, which options vest over a period of two years from the date of grant at an exercise price equal to the fair market value on the date of grant ($3.75) and are exercisable only in the event (i) the Escrowed Shares are cancelled and (ii) the following financial performance or equity price targets are met:

    1. Financial Targets: the Company reports pre-tax profits (excluding extraordinary items) of at least $2,850,000 in any of the fiscal years ending June 30, 1996, 1997 or 1998; or

    2. Equity Price Targets: all of the outstanding shares of Common Stock of the Company are sold for cash at a per share price of $5.00 at any time through June 30, 1996, $8.75 at any time through June 30, 1997 or $11.50 at any time through June 30, 1998.

         Additionally, 300,000 of the options granted to Mr. Silber will become exercisable in the event that the closing bid price per share of the Common Stock as reported on the Nasdaq Stock Market for twenty consecutive trading days equals or exceeds $5.00 at any time through June 30, 1996, $6.50 at any time through June 30, 1997 or $8.00 at any time through June 30, 1998. The Board of Directors believes that the terms of the options granted to Mr. Silber are consistent with the original intent of the establishment of the escrow arrangements in connection with the Escrowed Shares, are more realistic performance targets and reflect adequate compensation in light of Mr. Silber's personal guarantee of the obligations of the Company and additional restrictions placed on Mr. Silber's stock ownership described above.

Employment Contracts

         The Company has entered into an employment agreement with Zalman Silber as of October 1, 1993 which terminated on June 30, 1996. Effective July 1, 1996, the Company entered into a one-year employment agreement with Mr. Silber providing that Mr. Silber is employed as President and Chief Executive Officer and must devote as much time as reasonably necessary to the affairs of the

Company. Mr. Silber's contract provides for an annual salary of $250,000 and an annual bonus in an amount equal to 10% of the Company's earnings before interest, taxes, depreciation and amortization as reported for the fiscal year ending June 30, 1997. Mr. Silber will be entitled to participate in all employee health and other benefit programs offered by the Company. The agreement also provides for certain payments in the event of Mr. Silber's disability. During the term of his agreement and for a two-year period thereafter, Mr. Silber is prohibited from engaging in activities which are competitive with those of the Company. The agreement also provides Mr. Silber with a monthly automobile allowance.

         On August 15, 1994, the Company entered into a two-year employment agreement with Steven Schwartz to serve as the Company's Executive Vice President-Finance and Chief Financial Officer. Pursuant to this agreement, Mr. Schwartz received a base salary of $70,000 subject to a 10% annual increase. Effective July 1,

     1996, Mr. Schwartz' employment agreement was renewed for a two-year term at an annual base salary of $95,000. Mr. Schwartz is also entitled to certain health benefits at the Company's expense.

         The Company entered into a two year employment agreement with Mark Messersmith as of May 1995 to serve as Executive Vice-President Operations and Future Development. Pursuant to this agreement, Mr. Messersmith will receive a base salary of $70,000. Mr. Messersmith received a signing bonus of options to purchase 50,000 shares of Common Stock, 30,000 of which vested immediately and the remainder of such options vested 12 months from the date of employment. Mr. Messersmith is also entitled to receive a $35,000 bonus for signing new major sites, an additional $10,000 upon completion of construction of such site and 3% of the net after tax profit of such site. Additionally, Mr. Messersmith will be entitled to 4% of any capital investment in the Company made by third parties introduced by him. Mr. Messersmith's employment agreement was amended in April, 1996 increasing his base salary to $95,000. Mr. Messersmith is also entitled to certain health benefits at the Company's expense.

         The Company has obtained "key-person" life insurance on Mr. Silber in the amount of $2,000,000.

Certain Relationships and Related Transactions

         During fiscal 1995, the Company entered into an agreement with Entertainment Marketing & Communications International, Ltd. ("EMCI"), a company controlled by Jay Coleman, Chairman of the Board of the Company. Pursuant to the agreement, EMCI, was engaged to solicit, review and assist in negotiations of sponsorship, commercial endorsement, sponsor merchandising and commercial tie-in arrangements, marketing and ancillary activities. Upon the consummation of any such arrangements which results in cash proceeds from the sponsor to the Company, EMCI would be entitled to receive a commission equal to 20% of such gross proceeds received by the Company. The Company paid EMCI a monthly retainer of $5,000 through Feburary, 1995, when such retainer arrangement terminated.

         In lieu of certain consulting fees owed to Jay Coleman and for prior services rendered to the Company, on March 14, 1995 the Company issued options to purchase 150,000 shares of Common Stock at an exercise price of $4.00 per share (the fair market value on the date of grant) to Mr. Coleman.

         During the fiscal years ended June 30, 1995 and June 30, 1996, the Company incurred legal fees to a law firm, one of whose employees is a director of the Company, relating primarily to general corporate services which totalled $61,000 and $89,000, respectively.

         Aaron Silber, the brother of Zalman Silber, is employed by the Company to manage the Company's concession operations. Pursuant to an employment agreement, Aaron Silber will receive an annual salary of $55,000 plus a bonus of 20% (up to a maximum of $50,000) of the net after tax profits of the concession operations in excess of $150,000. Aaron Silber is also entitled to reimbursement of expenses in the amount of approximately $25,000 incurred in connection with the establishment of the Company's concession operations and accrued but unpaid salary from January 1, 1994 through August 31, 1994 in the aggregate amount of approximately $32,000 (offset by approximately $15,000 in advances to Mr. Silber) payable in equal installments every two weeks over the next two years. Mr. Silber also received options to purchase 20,000 shares of the Company's Common Stock, all of which are currently vested. Subsequent to June 30, 1996, Mr. Silber's employment agreement was modified to increase his base salary to $66,000 and he received a bonus equal to $15,000.

         Subsequent to June 30, 1996, the Company advanced an aggregate of $460,000 to the Company's president, of which $341,000 has been repaid. The balance of $119,000 is payable on demand with interest payable at the rate of 8% per annum. The Company may offset accrued bonus amounts against such outstanding balance.

         The Company believes that the transactions between the Company and its officers, directors, employees and consultants described above are on terms no less favorable to the Company than could have been obtained from unaffiliated parties under similar circumstances.

Preferred Stock Sale

         On July 7, 1995, the Company simultaneously entered into and closed a Stock Purchase Agreement, dated as of July 7, 1995 (the "Stock Purchase Agreement"), with Prospect Street pursuant to which the Company sold to Prospect Street 1,090,909 shares of Preferred Stock of the Company for a purchase price of $3,000,000. Pursuant to the Stock Purchase Agreement, Prospect Street has designated two nominees to the Company's Board of Directors. Additionally, in connection with the sale of the Preferred Stock, the Company has agreed to certain covenants contained in the Stock Purchase Agreement, which have the effect of restricting the Company's ability to engage in extraordinary corporate transactions or transactions involving expenditures in excess of $250,000 without the consent of Prospect Street.

         The Preferred Stock is convertible into Common Stock of the Company at any time on a share-for-share basis. The Preferred Stock has a liquidation preference equal to $2.75 per share, but does not pay any dividends unless declared by the Board of Directors. The holders of the Preferred Stock are entitled to an aggregate of up to 24.9% of the outstanding voting power of the Company on all matters which come before the shareholders. Additionally, so long as 100,000 shares of Preferred Stock remain outstanding, the holders thereof will have the ability, in certain limited circumstances, to elect a majority of the Board of Directors and obtain up to 50.1% of the outstanding voting power of the Company. The shares of Common Stock underlying the Preferred Stock is subject to a Registration Rights Agreement granting both demand and piggyback registration rights.

Filing Requirements

         The Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended June 30, 1996.


PROPOSAL 2
                                 SELECTION OF AUDITORS

         The Board of Directors has selected Richard A. Eisner & Company, LLP, independent auditors, to serve as auditors of the Company for the fiscal year ending June 30, 1997. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to consider the selection of other auditors for the current fiscal year.

         Representatives of Richard A. Eisner & Company, LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person and by proxy at the Meeting and entitled to vote thereon is necessary for the ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the auditors, unless otherwise specified in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP.

                                     MISCELLANEOUS

         Any proposal of an eligible shareholder intended to be presented at the next annual meeting of Shareholders must be received by the Company for inclusion in its proxy material and form of proxy relating to that annual meeting no later than July 25, 1997.

         The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

         The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company will reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED AS AN EXHIBIT HERETO. ADDITIONAL COPIES ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO: SKYLINE MULTIMEDIA ENTERTAINMENT, INC., 350 FIFTH AVENUE, NEW YORK, NEW YORK 10118; ATTENTION: STEVEN SCHWARTZ, CHIEF FINANCIAL OFFICER.


                                      By order of the Board of Directors,

                                      /s/ Zalman Silber
                                      -------------------------------------
                                      Zalman Silber
                                      President and Chief Executive Officer


New York, New York
October 28, 1996

                                       Exhibit A


         ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                   FORM 10-KSB
                   ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

   For the Fiscal Year Ended June 30, 1996      Commission File No. 0-23396

                               Skyline Multimedia
                               Entertainment, Inc.
                 (Name of Small Business Issuer in Its Charter)

                 New York                                11-3182335
     -------------------------------               -----------------------
     (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)                Identification Number)

    350 Fifth Avenue, New York, New York                   10118
   ----------------------------------------             ----------
   (Address of principal executive offices)             (Zip Code)

                                (212) 564-2224
                                --------------
               (Issuer's Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(h) of the Exchange Act: NONE

Securities registered pursuant to Section 12(g) of the Exchange Act:

    Units consisting of Common Stock, Class A Warrants and Class B Warrants

                         Common Stock, $.001 Par Value
                          Redeemable Class A Warrants
                          Redeemable Class B Warrants

Check whether the Issuer: (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days:
                     Yes  |X|                      No  |_|

Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B contained herein, and no disclosure will be contained, to the best of registrants knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.
                                      |X|

The Company's revenues for its most recent fiscal year were $5,978,000.


The aggregate market value of the voting stock held by non-affiliates of the Company was $5,700,000 as of September 24, 1996 based on the average bid and asked prices of such stock as of that date.

There were 2,455,000 shares of Common Stock, $.001 par value, outstanding as of September 24, 1996. Additionally, there were 1,090,909 shares of Series A convertible participating preferred stock, $.001 par value, outstanding as of September 24, 1996.

--------------------------------------------------------------------------------

                       DOCUMENTS INCORPORATED BY REFERENCE

     1. Proxy Statement for the annual meeting of shareholders to be filed with the Securities and Exchange Commission within 120 days following the Company's fiscal year ended June 30, 1996. Certain information to be included therein is incorporated by reference into Part III hereof.

                                     PART I

Item 1. DESCRIPTION OF BUSINESS.

General

     Skyline Multimedia Entertainment, Inc. (the "Company") is a holding company incorporated under the laws of the State of New York on November 2, 1993, which owns all of the outstanding stock of its operating subsidiaries, New York Skyline, Inc. ("Skyline"), Skyline Virtual Reality, Inc. ("SVR"), Skyline Chicago, Inc. ("SCI") and Skyline Magic, Inc. ("SMI"). The Company is engaged in the development and operation of state-of-the-art simulator attractions and high-technology and family entertainment at established tourist sites and other popular locations primarily in the United States. The Company's operating strategy is to capture a large portion of the existing tourist traffic at these sites and to expand its operations throughout the world. All references to the "Company" contained herein include Skyline, SVR, SCI and SMI, except where specifically noted.

     On December 22, 1994, the Company commenced operations of its first attraction, New York Skyride, which is located in the Empire State Building in New York City. New York Skyride is an exhilarating simulated "aerial tour" of New York City in a futuristic "spacecopter". New York Skyride features two 40 passenger state-of-the-art flight simulators and related computer-controlled film projection technologies to provide visitors with a complete "New York" experience, including an extensive pre-show area featuring interactive multimedia exhibits depicting the various tourist sites and attractions in and around the New York Metropolitan area, and culminating in a seven and a half minute aerial "adventure" in and around New York City. Passengers will not only experience the sensations of an actual aerial flight, but will also experience visual images projected on screens within the simulator that envelop the viewer with a variety of sights and sounds. New York Skyride is intended to provide visitors with a sensation of taking a "once in a lifetime" aerial flight around New York City. The Company believes that New York Skyride is identified with the focal point of the tourism industry in New York City and one of the world's most famous "must-see" attractions.

     During April 1996, through SVR, the Company signed a ten-year renewable lease for approximately 13,000 square feet of space in the Business Improvement District Entertainment Zone located at Times Square (Broadway and 42nd Street) in New York City to develop "XS New York", a state-of-the-art entertainment center featuring the latest in virtual reality, simulation and related technologies. XS New York is anticipated to open by December 1996 and will feature highly themed "environments" exhibiting futuristic graphics, lighting, audio and visual displays and special effects. Visitors will experience a professionally created facility that will include unique "Virtual Environments", each highlighting innovative technologies that will offer an exhilarating sensory and tactile encounter. In addition, the Company expects to include a "Cybercafe" which will feature food, refreshments, souvenirs and high speed computer terminals providing access to the World Wide Web and Internet.

     In September 1996, the Company entered into a 15 year lease with the operators of the Woodfield Mall located outside of Chicago in Schaumberg, Illinois. The Woodfield Mall is one of the largest and most heavily visited malls in the United States, boasting annual attendance in excess of 18 million. The Company, through SCI, intends to develop an entertainment venue at this location similar to that of XS New York.

     The Company is in the process of finalizing negotiations to create a 50/50 joint venture to produce and operate a "Broadway-style" magic show. The show, called "Magic on Broadway", is currently being previewed at the Lambs Theatre in the Broadway district in New York City. The show is expected to run initially for seven months with options to extend and features the talents of magician Joseph Gabriel.

     The Company intends to use the expertise and experience which it gained from the operation of New York Skyride to develop these and similar attractions at other locations in the United States and abroad. However, there can be no assurance that the Company will be successful in developing these attractions or other attractions at additional locations.

     The Company's revenues are generated primarily from ticket sales, with additional revenues generated from the sale of food, beverages and souvenir merchandise. The Company has entered into corporate sponsorship and advertising arrangements with major international corporations which provide additional revenue and marketing exposure.

     The Company's principal executive office is located at the Empire State Building, 350 Fifth Avenue, New York, New York 10118 and its telephone number is
(212) 564-2224.

The New York Skyride Experience

     New York Skyride is an adventure that is directly related to the New York City tourist experience. The Company believes that New York Skyride enhances a visit to the Empire State Building and to New York City by providing an exciting, bird's-eye view of the landmarks and sites that cannot be seen from any other vantage point.

     Upon entering New York Skyride, visitors, who will be treated as first-class passengers about to depart on a futuristic helicopter flight aboard the "Zalman 2100 Spacecopter", will proceed into the Pre-Show Heliport area (approximately 7,500 sq. ft.) where they are introduced to multimedia displays depicting major New York City tourist attractions as well as informational and entertaining film clips. These displays have been designed and installed by certain of the Company's sponsors.

     The Pre-Show area has interactive multimedia exhibits which provide the background of certain tourist attractions in the New York City area. These exhibits provide the visitor with useful knowledge about New York City and its many popular tourist sites and a feeling of participation in the New York Skyride experience.

     Following a preflight briefing about "spacecopter" travel, passengers will enter into one of the two "Zalman 2100 Spacecopters", which are 40 passenger computer-controlled flight simulators. At the front of each simulator is a large 18' x 18' screen upon which a fast-paced film is displayed. The simulator also contains an advanced 8-channel digital sound system, with

4 dual amplifiers, 400 watts per channel each (or 3,200 watts of total sound), to provide passengers with an enhanced audio/visual experience.

     Once the passengers are seated in the spacecopter, they begin a seven and a half minute simulated flight that treats them to an array of New York City scenes. Spectacular adventures await the passengers throughout their excursion. For example, the spacecopter crashes into FAO Schwarz, the world's largest toy store, passes directly under the Brooklyn Bridge, "dives" into a tunnel, crashes into the East River, has a run-in with a New York City traffic cop, among other exciting adventures. The spacecopter also visits many of New York City's other tourist attractions, including Fifth Avenue, the World Trade Center Towers, Central Park, Times Square and the Statue of Liberty. Since New York Skyride is intended to be a family-oriented attraction, the film is designed to appeal to the broadest audience and not purely the most adventurous thrill-seekers. The film makes the Empire State Building the focal point of the attraction, with a liftoff and landing taking place from atop the Empire State Building.

     Once the spacecopter flight has been completed, passengers exit the simulators and proceed to the exit lobby which contains a beverage, food and souvenir concession area. All passengers are able to purchase souvenirs of their visit to New York Skyride, i.e. a hat, large button or other suitable memento with the Empire State Building or New York Skyride logo on it.

The XS New York Experience

     The Company's latest project under development will include an interactive virtual reality entertainment center, "XS New York", which is located in the heart of Times Square in New York City and is expected to commence operations by December 1996. XS New York will present the latest in state-of-the-art entertainment technology, featuring cutting-edge virtual reality hardware and software. Upon entering XS New York, guests will immediately become immersed in heavily themed "environments" that display futuristic graphics, lighting, audio and video treatments. Presented in a first class, professional format, guests will be lead through an expertly designed layout that introduces them to interactive show action equipment and special effects areas into virtual "worlds" that offer each guest an opportunity to experience the latest in virtual reality and related technologies.

     Each virtual world will feature a unique type of virtual reality hardware and software display. Some will offer competition between players while others will provide exploratory experiences. Tickets will be purchased from a centrally located ticket area which will also serve as the launching point for most guest experiences. One of the virtual worlds will include a "Cybercafe" which will offer light food and refreshments and computer terminals which will be linked to the World Wide Web and Internet.

     Other themed environments will feature attractions such as the newly created Mag-Ball(TM) competition arena, which will allow guests to participate in the very popular Mag-Ball(TM) game, and the internationally recognized Virtuality 2000 series interactive entertainment equipment. Some environments will include a 3-dimensional action and visual presentation allowing guests to view their own activity, the activity of competitors and the attractions' vital statistics on giant overhead monitors and projection screens. Simultaneously, guests waiting to participate in a particular virtual world and those seated in the Cybercafe will also be able to view the fast-paced action and sound effects of certain themed environments. Some environments will include interactive virtual reality equipment that can be programmed to function as stand alone units or in conjunction with other players at locations around the world. The Company intends to stage monthly competitions between other "XS" locations culminating in a "Virtual Olympics" once each year.

The XS Chicago Experience

     In September 1996, the Company entered into a lease for approximately 21,000 square feet of space in the Woodfield Mall outside of Chicago, Illinois. The Company, through SCI, plans to develop a state-of-the-art interactive virtual reality entertainment center, XS Chicago, similar to the XS New York project currently under development. The XS Chicago location will be situated near the Rainforest Cafe, a successful themed restaurant, and other retail establishments that attract tourists and regional area residents. The Company will have to obtain additional financing in connection with the development of XS Chicago and is currently in the process of identifying potential sources, although there can be no assurance that such financing will be available on acceptable terms, or at all. See "Management Discussion and Analysis of Financial Condition and Results of Operations."

Simulator and Virtual Reality Technologies

     The Company's motion simulator attractions utilize state-of-the-art, computer-controlled aircraft flight simulators. Simex, Inc. (formerly Interactive Simulation, Inc.), a Canadian company experienced in simulation technology, provided the sophisticated computer hardware and software that coordinates the movements of the simulator platform with the images projected on the screen. The range of motion for the simulators is along six axes (that is, the simulators can create up and down motions, right and left motions, angled motions to simulate turning or banking while climbing or descending at varying degrees and a spin motion, or some combination of the above). The movable platforms on which the simulators rest and which move in synchronization with the film were developed by Moog, Inc., a large defense contractor experienced in the adaptation of flight simulator technology to the entertainment market.

     A key component of the simulator technology is the "show control system", which is a PC-based computer program that coordinates and manages the motion and gyration of the simulator with the film and audio elements of the program. For example, when the film image shows the spacecopter banking to the right, there must be a precise, coordinated movement of the simulator in that direction to both convince the passengers senses that they are flying in a spacecopter and prevent passenger disorientation. The speed of the film through the projection system is faster than normal film, television or video footage, which enhances the passengers perception of motion and movement. The film is in state-of-the-art super 35mm format projected at 30 frames per second rather than standard 24 frames per second, which provides a sharper, more intense image. The projection equipment is a fully automated system that eliminates the need for a projector operator. The film was developed in conjunction with Chromavision Corp., a production studio with extensive experience in fast-paced concept films.

     XS New York and, in the future, XS Chicago will feature a wide assortment of the latest in entertainment and virtual reality hardware and software technologies. The state-of-the-art interactive virtual reality technologies which will be showcased at XS New York and, in the future, XS Chicago include: a dogfight simulation experience created by Ride and Show Engineering, which allows direct competition with other participants and provides each participant the opportunity to engage their opponent, navigate through a canyon at high speed and fly completely inverted; the "Mag-Ball" experience developed by Greystone Technology, a southern California defense contractor, which provides an interactive competition that can be linked with players at other venues across the country; Virtual Reality game experiences, including Total Recoil, manufactured by Virtuality Ltd., a British company and the current world leader in the design, fabrication and production of Virtual Reality entertainment systems, a simulated skeet shoot contest that provides all the sensations of firing a shot gun in a completely safe environment, and many other 3-dimensional software packages, including Alpine Racer - a simulated slalom ski race, Daytona Speedway - a simulated car racing experience and Full Swing Golf - a simulated golf experience featuring the most famous golf courses in the world; and a virtual PC-based game and sports "battle ground" where players compete on-line and in person, for scholarships and prizes, on a three-tiered pyramid stage, which will combine the excitement of a Hollywood game show and the intensity of a PC action game, in the latest unique spectator event. XS New York will also feature a contemporary Cybercafe which will serve food and beverages while providing access to the World Wide Web and Internet from table-based PC computer stations.

     XS New York and, in the future, XS Chicago will also include a uniquely themed retail area that will provide New York related (or in the case of XS Chicago, Chicago related) merchandise as well as specialty souvenirs. Since attractions at XS New York and XS Chicago will require the use of magnetic debit cards, a comprehensive data base will be created indicating customer demographics and preferences, which information the Company will use for future software development, special event promotions and merchandise selection.

The Magic on Broadway Experience

     The Company is in the process of finalizing negotiations relating to the participation, through SMI, in a 50/50 Joint Venture which will produce and manage a "Broadway-style" show featuring the talents of Joseph Gabriel, an internationally renowned magician. The show, "Magic on Broadway", is currently being previewed at the Lambs Theatre in New York City and is expected to run initially for seven months. The joint venture will have the option to extend the engagement and will receive revenues from ticket and merchandise sales and administrative fees. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".


The Empire State Building Location

     New York Skyride is located on the second and third floors of the Empire State Building, in a 21,800 square foot site that wraps around the south and west sides of the building with an entrance situated adjacent to the main lobby escalator that takes all visitors to the waiting area for the Observatory elevators. Signs and video monitor displays in the Empire State Building's lobby and in the Observatory ticket purchase area make visitors to the Empire State Building aware of New York Skyride. Most importantly, visitors who purchase tickets to the Observatory are offered the choice of purchasing a combined Observatory/New York Skyride ticket at a reduced price from separate purchases of tickets to both attractions. The cost of a ticket to New York Skyride is $9.00, and the cost of a combined ticket with the Observatory is $11.50 (the cost of a ticket to the Observatory is $4.50). Children's rates, group rates and senior discounts are also offered along with other promotional discounts.

     The Empire State Building is a focal point for the tourism industry in New York City. The Observatory, which opened in 1933 and is located on both the 102nd and the 86th floors, has achieved worldwide recognition and publicity, and is a primary destination for a large percentage of New York City's tourist traffic. Paid attendance figures provided by management of the Empire State Building for the last five years for the Observatory are summarized below.

                        EMPIRE STATE BUILDING OBSERVATORY
                         ADMISSION TICKET SALES (000'S)


      YEAR                    1991  1992  1993  1994  1995
                              ----  ----  ----  ----  ----


TOTAL ATTENDANCE             2,295 2,391 2,650 2,915 3,350

     Except for 1991, which was the year of the Gulf War, the Observatory attendance has experienced steady growth.

     The Company believes that combined ticket sales at the Observatory's ticket facilities together with the Company's marketing and promotional campaigns will enable New York Skyride to attract approximately 25-30% of all visitors to the Observatory; however, there can be no assurance that these levels will be achieved. For the year ended June 30, 1996, the Company's capture rate of Observatory visitorship averaged approximately 23%, up from approximately 20% for the year ended June 30, 1995. The Company expects that with additional marketing and promotional activities to further public awareness of New York Skyride, both inside and outside the Empire State Building, the Company's capture rate should increase to anticipated levels.

The Times Square Location

     The Company has leased approximately 13,000 square feet of space at 1457-1463 Broadway (at 42nd Street), New York, New York in the Business Improvement District Entertainment Zone located in Times Square in New York City. This space will be utilized for the Company's latest attraction "XS New York", a state-of-the-art interactive virtual reality entertainment center. Ideally situated in the heart of Times Square, XS New York is part of the exciting revitalization of Times Square along with such other notable names as Disney's New Amsterdam Theater, Madame Tussaud's Wax Museum and AMC's 26-Plex Movie Theater, and is located directly across from the World Famous Disney Store. The Times Square area is visited by approximately 20 to 30 million tourists annually, employs 250,000 people and accommodates 1.5 million commuters every day. This incredible density of people with significant disposable income continues to grow each year and is expected to grow at a more significant rate as a result of the revitalization efforts mentioned above. In addition, Times Square in New York City is the most popular place in the world on New Year's Eve, particularly so as the millennium approaches.

The Woodfield Mall Location

     The Company leased approximately 21,000 square feet of space in the Woodfield Mall located outside of Chicago, in Schaumberg, Illinois. The Woodfield Mall is the fourth largest shopping mall in the United States with over 2 million square feet of retail space and annual visitorship in excess of 18 million. The Company's premises are located near "The Rainforest Cafe" and other retail establishments which attract large numbers of visitors to the mall.

Advertising and Promotional Plans

     The Company intends to capitalize on the strength of its existing locations with a multifaceted marketing, public relations and advertising program that will heighten awareness about New York Skyride (including the fact that it is the first such motion simulator attraction in New York City) and XS New York among the more than 25 million persons, including tourists and residents from the surrounding New York area, who visit New York City every year. Advertising and promotional activities include a careful mix of paid advertising and promotional and public relations activities.

     In connection with New York Skyride, efforts to attract attendees from the Observatory are focused within the Empire State Building itself. The management of the Observatory has agreed to sell combined Observatory and New York Skyride discounted admission tickets and to identify other opportunities for shared promotional programs and other joint marketing activities. Pursuant to the terms of the license agreement with the Observatory, any discount as a result of combined ticket sales are deducted from the admission price of a New York Skyride ticket. The non-discounted price of a New York Skyride ticket is $9.00 for adults and $7.00 for children under the age of 12 years.

     Promoting New York Skyride and XS New York to tourist boards (such as The New York Convention & Visitor's Bureau), travel agents, managers of group activities and visitors to New York City represents a primary focus of the Company's marketing efforts for these attractions. Since tourists and visitors are a primary target, special volume discounts are offered to groups such as conventions and trade associations, as well as through travel agent packages. School groups are also a significant market for New York Skyride and XS New York, and special programs are being implemented to target these audiences, especially during the slower tourist periods in the fall and winter months.

     The Company will continue to market and promote its activities through traditional print advertising in publications that go to New York City tourists and others, as well as broaden its advertising and promotional programs to the general public through local radio and newspaper advertising. The Company is in the process of developing its marketing plans for its XS Chicago attraction to be located in the Woodfield Mall and expects to employ similar advertising and promotional programs throughout the Chicago Metropolitan area and other surrounding regions.

Corporate Sponsors

     Management expects to continue to supplement revenue from ticket sales to its attractions by soliciting corporate sponsorships from a number of key consumer product companies. It is expected that these sponsorships will generate additional revenue for the Company through joint marketing and promotional programs with these leading consumer product companies. To date, the Company has entered into three major sponsorship agreements in connection with New York Skyride, one involving JVC Company of America, a major electronics manufacturer, one with Pepsi-Cola Bottling Company of New York, Inc., a major soft drink manufacturer, and one with Fuji Photo Film U.S.A., a major distributor of photographic and magnetic imaging merchandise. The agreements range in their terms from three to five years and provide for annual fees, capital improvements and cross promotions for the Company. The Company believes that such arrangements will result in greater market awareness and acceptance through the association of New York Skyride with such corporate sponsors and their products. Corporate sponsorships in connection with XS New York are being developed and the Company expects such sponsorships to be a significant source of revenue and provide significant marketing exposure.

Leases and License Agreements

     The Company, through Skyline, entered into both a lease (the "Lease") and an exclusive license agreement (the "License Agreement") with the Empire State Building Company, the operator of the Empire State Building in New York City, on February 26, 1993. The Lease of the premises located at the Empire State Building is for a term of 20 years and contains rent escalation provisions as described under "Description of Property" below and certain other provisions relating to additional rent, taxes, utilities, prohibition against assignment and cross-default provisions in the event of a default under the License Agreement. The Company has negotiated a modification to the Lease extending the term of the Lease to coincide with a new lease for an additional 35,000 square feet of space adjacent to the New York Skyride location. The modification would extend the termination date of the Lease from May 1, 2013 through and including June 30, 2016. The term of the License Agreement has also been extended to coincide with the new lease for additional space.

     The License Agreement provides for the joint sale of tickets to the Observatory and New York Skyride provided payments by the Company are made monthly at an annual rate of $150,000 from April 1, 1995 through March 31, 1998; $175,000 from April 1, 1998 through March 31, 2002; $200,000 from April 1, 2002 through March 31, 2006; $225,000 from April 1, 2006 through April 30, 2013, and $186,000 from May 1, 2013 through June 30, 2016. The License Agreement also provides for the reimbursement by the Company of certain costs and expenses relating to the joint ticket sales and contains cross-default provisions in the event of a default under the Lease.

     During April 1996, the Company signed a 20 year renewable lease for an additional 35,000 square feet of space within the Empire State Building adjacent to the New York Skyride facility. The lease term commences September 1, 1996 and provides for rental payments by the

Company at an annual rate of $529,000 through July 31, 1997; $565,000 from August 1, 1997 through July 31, 1998; $600,000 from August 1, 1998 through July 31, 1999; $619,000 from August 1, 1999 through July 31, 2000; $741,000 from
August 1, 2000 through July 31, 2004; $811,000 from August 1, 2004 through July 31, 2007; $882,000 from August 1, 2007 through July 31, 2010; $953,000 from
August 1, 2010 through July 31, 2013; and $1,023,000 from August 1, 2013 through July 31, 2016. This lease contains rent escalation provisions as described under "Description of Property" below and certain other provisions relating to additional rent, taxes, utilities, and prohibitions against assignment. Included in the lease is a rent credit of $1,363,000 to be applied in equal monthly installments against the base rent over the first 60 months of the lease.

     Additionally during April 1996, the Company signed a ten year renewable lease for approximately 13,000 square feet of space in the Business Improvement District Entertainment Zone located in Times Square in New York City. The rent commencement date is February 1, 1997 and provides for annual rental payments aggregating $560,345 during the first five years of the lease and $644,000 during the last five years of the lease. The Company is developing a new state-of-the-art entertainment center at the site, XS New York, featuring the latest in virtual reality, simulation and related technologies, which is anticipated to open by December 1996. The lease contains a cancellation clause exercisable at any time in the event the landlord commences construction of office buildings on the site at some future date. Should the landlord exercise the cancellation clause, the Company would be required to vacate the space within six months after notice, but would be entitled to reimbursement of a portion of its out-of-pocket construction costs, not to exceed $125 per square foot.

     During September 1996 the Company entered into a fifteen year lease with Woodfield Associates for approximately 21,000 square feet of space in the Woodfield Mall located outside of Chicago in Schaumberg, Illinois. The lease term commences on the later of (i) September 1, 1997 or (ii) 180 days following the date the leased premises are made available to the Company. The lease provides for monthly payments at an annual rate of $420,000 from the commencement of the lease continuing through the fifth lease year, $630,000 beginning with the sixth lease year through the tenth lease year, and $839,000 beginning with the eleventh lease year through the balance of the lease term. In addition, the lease provides for annual percentage rent equal to 10% of gross sales which exceed $5,597,000 through year five, $8,395,000 through year ten, and $11,194,000 thereafter. Included in the lease is a rent credit of $944,325 to be applied in equal monthly installments against the base rent over the first 60 months of the lease. Additional charges under the lease for common area maintenance charges aggregate $15 per square foot beginning with the first year of the Lease and are subject to annual percentage increases based on increases in tax assessments and other costs and expenses. As a condition to the execution of the lease, the Company was required to provide a $200,000 irrevocable letter of credit as security for the performance of the Company's obligations under the lease.

Patents and Trademarks

     The Company does not hold any patents relating to New York Skyride or XS New York and their related technologies. Accordingly, the Company's concept is not proprietary and is subject to duplication and competition from entities with greater resources and strengths than the Company. The success of the Company's business relies heavily on the strength of its location and lease terms. The Company has obtained a registered trademark for the name "New York Skyride" and has a trademark application in process for "XS New York".

Competition

     New York Skyride and XS New York compete with all other New York City tourist attractions and cultural events such as museums, Broadway shows and other landmarks. These attractions are quite different "experiences" from that of a trip aboard the Zalman 2100 Spacecopter (which the Company believes is the first attraction of its type in New York City) or an experience encompassing the latest in virtual reality and simulator technologies, but they present intense competition for attendance and visitor dollars. These other attractions are generally more established, and are owned and operated by entities that have greater financial resources and managerial expertise than the Company. Additionally, a major entertainment complex is being developed at Times Square which will include entertainment attractions from companies such as Disney, American Cinema, Madame Tussaud and other large entertainment companies. Additionally, in September 1996, a simulator attraction opened in Times Square, and a virtual reality high-tech game center is being developed at the old Studio 54 location on 54th Street between Broadway and Eighth Avenues. Further, the Company is aware that a simulator attraction is currently being developed at the World Trade Center Towers and a non-New York related simulator is expected to open in October 1996 on the lower level of the Empire State Building. The Company believes that the simulator attraction being developed in the Empire State Building will not have a material impact on the Company or the operations of New York Skyride since such attraction is not a uniquely "New York" experience, is expected to have much less capacity than New York Skyride and will be unable to sell tickets jointly with the Observatory. There can be no assurance that other virtual reality and simulator attractions will not commence operations in the New York area at some future point in time.

     Insofar as motion simulation technologies, including show control systems (and related projection and audio technologies), are subject to improvements and enhancements, it is possible that competitive attractions will be able to offer a more technologically advanced "experience" to a customer than the experience offered by New York Skyride. Also, the Company believes that a number of attractions, which includes the simulator attraction which opened in Times Square, utilizing so-called "virtual reality" imaging technologies, or large film format technologies with enhanced 3-dimensional projection technologies, are likely to open in the New York area within the near future. These attractions do not depend on motion simulators for their special effects, and they are also likely to be developed and operated by companies that have significantly greater financial, managerial and promotional experience and resources than the Company. While these attractions may not offer a directly competitive "product" to New York Skyride (i.e., an aerial adventure in New York
City) or XS New York, their presence will certainly create significant competition for the Company to attract visitors to New York Skyride and XS New York. The Company will compete with these entities primarily on the basis of location, uniqueness of product, marketing and price.

     To the extent the Company develops similar attractions at landmark locations in other cities, it is likely to face intense competition from established cultural and historical attractions owned and operated by entities with significantly greater resources than the Company. The

Company is also likely to face intense competition for the right to operate at other landmark locations.

Employees

     As of September 24 1996, the Company employed seven management persons (other than the Company's President) on a full-time basis. The Company also employs approximately 85 non-management personnel who typically work one of three shifts during an approximate 95 hour workweek.

Item 2. DESCRIPTION OF PROPERTY.

     The Company's executive offices are located at the Empire State Building at 350 Fifth Avenue, New York, New York. These offices consist of 4,400 square feet leased at an annual base rental of $101,000, beginning September 1, 1994, escalating to $110,000 over the five year term of the lease.

     On February 26, 1993, the Company entered into an agreement with the operator of the Empire State Building for the lease of approximately 17,800 square feet of space on the second floor of the Empire State Building for a term of 20 years. This space is being fully utilized for the Company's New York Skyride attraction. Annual base rent through March 31, 1998 is $338,371; from April 1, 1998 through March 31, 2002 is $391,798; from April 1, 2002 through March 31, 2006 is $445,225; from April 1, 2006 through March 31, 2009 is $498,642; from April 1, 2009 through April 30, 2013 is $534,270; from May 1,
2013 through June 30, 2016 is $441,663. However, the Company negotiated a modification of the lease term to coincide with its lease for additional space as described below. The modification extends the original lease term from May 1, 2013 through and including June 30, 2016. Such annual rent is payable monthly and subject to additional amounts for taxes and utilities. The Company was not required to pay the first 21 months rent which is being amortized over the term of the Lease.

     The Company also leases an additional 4,000 square feet of space located above the primary leased premises. The Company uses such additional space to accommodate a larger screen (18' X 18') on which to show the New York Skyride film. The term of this lease coincides with the term of the Lease and License Agreement, as modified, at an annual base rental for such additional space of $76,000 escalating to $120,000 over the term of the lease.

     During April 1996, the Company signed a 20 year renewable lease for an additional 35,000 square feet of space adjacent to and above the current location of New York Skyride. The lease term commences September 1, 1996 and the annual base rent over the term of the lease will begin at $529,000 and escalate over the term of the lease to $1,023,000. Included in the lease terms is a rent credit of $1,363,000 to be applied in equal installments against the base rent over the first 60 months of the lease. In conjunction with the signing of this new lease, the terms of both the Lease and License Agreement signed February 26, 1993 were amended to coincide with the new lease. The Company is considering how to best utilize the additional space in the Empire State Building, including a mixed use location based entertainment center which would likely require a partner with significantly greater financial resources than the

Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Additionally during April 1996 the Company entered into a ten year renewable lease with the owners of 1457-1463 Broadway, New York, New York for approximately 13,000 square feet of space. The Company will occupy the ground floor and mezzanine level and is currently developing an interactive virtual reality entertainment center. See "The XS New York Experience". The rent commencement date is February 1, 1997 and annual rental payments aggregate $560,345 for each of the first five years and $644,000 for each of the last 5 years of the lease. Such annual rent is payable monthly and subject to additional amounts for taxes.

     During September 1996 the Company entered into a fifteen year lease with Woodfield Associates for approximately 21,000 square feet of space in the Woodfield Mall located outside of Chicago in Schaumberg, Illinois. The lease term commences on the later of (i) September 1, 1997 or (ii) 180 days following the date of the leased premises are made available to the Company. The lease provides for monthly payments at an annual rate of $420,000 from the commencement of the lease continuing through the fifth lease year, $630,000 beginning with the sixth lease year through the tenth lease year, and $839,000 beginning with the eleventh lease year through the balance of the lease term. In addition, the lease provides for a percentage rent equal to 10% of Gross sales which exceed $5,597,000 through year five, $8,395,000 through year ten, and $11,194,000 thereafter. Included in the lease is a rent credit of $944,325 to be applied in equal monthly installments against the base rent over the first 60 months of the lease. Additional charges under the lease for common area maintenance charges aggregate $15 per square foot beginning with the first year of the Lease and are subject to annual percentage increases based on increases in tax assessments and other costs and expenses. As a condition to the execution of the lease, the Company was required to provide a $200,000 irrevocable letter of credit as security for the performance of the Company's obligations under the lease.

     The Company believes that its facilities are adequate for its current and expected future levels of operations.


Item 3. LEGAL PROCEEDINGS.

     The Company is not a party to any material legal proceedings.


Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITYHOLDERS.

     Not Applicable.

                                     PART II

Item 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
        STOCKHOLDER MATTERS.

                          PRICE RANGE OF COMMON EQUITY

     Prior to February 14, 1994, the date of the Company's initial public offering, there was no public market for the Units, Common Stock, Class A Warrants or Class B Warrants (as defined below). Each of these classes of securities are currently quoted on the Nasdaq Small-Cap Market under the symbols "SKYLU," "SKYL," "SKYLW" and "SKYLZ," respectively. The following table sets forth the high and low sales prices for the Units, Common Stock, Class A Warrants and Class B Warrants for the fiscal periods indicated as reported by Nasdaq. The quotations shown represent inter-dealer prices without adjustment for retail mark-ups, mark-downs or commissions, and may not necessarily reflect actual transactions.


UNITS                                       Fiscal 1996          Fiscal 1995
-----                                       -----------          -----------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................   6 1/8      4 1/4      6 1/4        5
         2nd Quarter..................   6 7/8      4 1/2      6 5/16       5
         3rd Quarter..................   6 1/2        4        6 3/32    4 15/32
         4th Quarter..................   5 3/4      3 3/4      5 5/16     4 1/4

COMMON STOCK
------------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................   4 1/2      2 3/4      4 5/16    3 15/32
         2nd Quarter..................     4        2 3/4      4 5/16    3 15/32
         3rd Quarter..................   4 7/8        3        4 5/16    3 5/32
         4th Quarter..................   4 1/8      2 1/2      4 5/32    3 5/16

CLASS A WARRANTS
----------------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................   1 1/8       3/4       1 5/32     5/16
         2nd Quarter..................   2 1/8      1 1/8      1 5/32     9/16
         3rd Quarter..................   1 3/4       3/4       1 1/32     5/16
         4th Quarter..................   1 1/8       5/8         1        13/32

CLASS B WARRANTS

----------------
                                          High       Low        High       Low
                                          ----       ---        ----       ---
         1st Quarter..................    1/2        1/4         No        No
                                                               Trades    Trades
         2nd Quarter..................    9/16       3/8       13/32      5/32
         3rd Quarter..................    7/8        9/16       1/4       7/32
         4th Quarter..................    5/8        3/8        5/16      5/32

     The per share closing sales price of the Common Stock as reported by Nasdaq on September 24, 1996 (the date of the last reported sale) was 3-5/8. As of September 24, 1996, the Company had in excess of 400 beneficial shareholders and ten shareholders of record.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
        CONDITION AND RESULTS OF OPERATIONS

Operational Overview

     From its inception until December 22, 1994, the Company's primary activities consisted of developmental activities, including the preparation of plans relating to the design of New York Skyride; negotiation of a lease and a license agreement with the operators of the Empire State Building (the location for New York Skyride); working with engineers, architects, contractors, designers, and other parties in connection with the construction and operation of New York Skyride; developing software and video films in connection with New York Skyride; developing marketing strategies; initiating marketing and corporate sponsorship activities by identifying and contacting potential strategic alliances; selecting a management team; and obtaining financing.

     On December 22, 1994, the Company commenced operations of New York Skyride and began generating revenue from ticket sales to the attraction and the sale of merchandise at its souvenir/concession area. New York Skyride was opened on a preview basis until February 21, 1995, the date of its official Grand Opening.

     During the period beginning with commencement of operations of New York Skyride and ending June 30, 1995, the New York Skyride facility was visited by in excess of 250,000 customers. This period encompassed both the Company's preview opening and the slower six months of the year. The quarter ended September 30, which includes the summer months, represents the busiest quarter, whereas the quarter ended March 31 is the slowest quarter of the year. During the year ended June 30, 1996, the facility was visited by approximately 700,000 customers. Revenues generated during the year ended June 30, 1996 and June 30, 1995 aggregated $5,978,000 and $2,190,000, respectively, consisting of $4,609,000 and $1,635,000, respectively, from ticket sales, $1,049,000 and $354,000, respectively, from the sale of food and merchandise at its souvenir/concession area, and $320,000 and $201,000, respectively, from sponsorship income. During the year ended June 30, 1996, the Company earned net income of $1,046,000. The net loss from operations of $2,225,000 for the year ended June 30, 1995, is a reflection of the New York Skyride facility not commencing full scale operations until February 21, 1995, and the significant amount of start-up expenditures incurred during the development and initial operations of the facility. Additionally, most of the Company's overhead expenses are relatively constant, whereas revenue is seasonal in nature with a significant portion of revenue being generated during the summer months and Holiday seasons. Thus, the period during which the Company was open for operations included a proportionate share of overhead expenses and a disproportionate amount of revenue.

     The Company completed an initial public offering of its securities in February 1994 and received net proceeds of approximately $6,200,000 therefrom. The Company utilized such net proceeds for the development and completion of New York Skyride, including approximately $2,000,000 for renovation of the site at the Empire State Building, $2,026,000 for design and construction of the simulators and related technologies contained therein and $1,027,000 for production of the film. The total cost of these three items, $5,053,000, was $1,853,000 over original amounts budgeted. Additionally, the Company utilized approximately $300,000 to complete the interactive video and computer pre-show area for New York Skyride, approximately $150,000 for the construction of the food and souvenir concession stand, approximately $300,000 for architectural, construction and design consultants, and approximately $250,000 in miscellaneous costs. The Company exceeded its original budget estimates due in part to the delay in opening and certain enhancements implemented that were not originally anticipated.

     At June 30, 1996 the Company had working capital of approximately $1,623,000, and an accumulated deficit of approximately $(2,162,000), compared to a working capital deficiency of $(1,800,000) and an accumulated deficit of $(3,200,000) at June 30, 1995.

     During the fiscal year ended June 30, 1995, the Company was required to make significant payments to contractors, engineers, architects, consultants and other professionals upon acceptance for delivery and commencement of operation of the simulators.

     During fiscal 1996, in order for the Company to be able to pay its creditors, engage in a significant marketing and promotional campaign and provide capital for future growth and expansion, management raised additional proceeds from the sale of equity capital and through a loan from a financial institution as described below.

Liquidity and Capital Resources

     The Company received a loan in the amount of $100,000 in October 1993 from
D. H. Blair Investment Banking Corp. ("Blair"), the underwriter of the Company's initial public offering of its securities. The proceeds of this loan were used to make certain required payments under the Lease and payment of certain consulting and professional fees. This loan was repaid in full plus accrued interest at 10% per annum out of the proceeds of the bridge loan (the "Bridge Loan") consummated in December 1993 in the aggregate amount of $760,000. The Bridge Loan consisted of $760,000 in aggregate principal amount promissory notes (the "Notes") with interest at 10% per annum and was repaid out of the proceeds of the Company's initial public offering. Additionally, an aggregate of 456,000 Class A Warrants (as defined below) were issued in connection with the Bridge Loan. Blair acted as placement agent in connection with the Bridge Loan and received a cash commission of 10% and a non-accountable expense allowance of 3% of the aggregate principal amount of the Notes ($98,000). The net proceeds of approximately $660,000 received in connection with the Bridge Loan were used to repay the October 1993 $100,000 loan from Blair and for certain required deposits and payments in connection with the development of New York Skyride.

     In February 1994, the Company consummated an initial public offering of 1,495,000 Units (the "Units") (including exercise of the over-allotment option in April 1994), each Unit consisting of one share of Common Stock, $.001 par value (the "Common Stock"), one Redeemable Class A Warrant (the "Class A Warrants") and one Redeemable Class B Warrant (the "Class B Warrants"). Each Class A Warrant entitles the holder thereof to purchase, at any time until February 14, 1999, one share of Common Stock and one Class B Warrant at an exercise price of $6.65, subject to adjustment in certain circumstances. Each Class B Warrant entitles the holder thereof to purchase, at any time until February 14, 1999, one share of Common Stock at an exercise price of $8.75 per share, subject to adjustment in certain circumstances. The Company received aggregate net proceeds of approximately $6,200,000 in connection with this offering, which proceeds were used as described above. The Class A Warrants and Class B Warrants are subject to redemption under certain conditions. As a result of the sale by the Company of the Preferred Stock (as described below), the number of shares into which the Class A Warrants are exercisable and the exercise price of each Class A Warrant has been adjusted to 1.106 shares of Common Stock and $6.01 per share, respectively, and the number of shares into which the Class B Warrants are exercisable and the exercise price of each Class B Warrant has been adjusted to 1.106 shares of Common Stock and $7.91 per share, respectively.

     Further, 670,000 shares of the Company's issued and outstanding Class A Common Stock (which is identical to the Common Stock in all respects, except that each share of Class A Common Stock is entitled to five votes per share and is currently held by the Company's President) are subject to forfeiture, pursuant to an escrow arrangement entered into between the Company's President and Blair, in the event certain pretax earnings targets or per share market price targets are not met. In the event any of the shares are released from escrow, the release will be treated, for financial reporting purposes, as compensation expense to the Company. The Company, however, will not be allowed a deduction for such charges for income tax purposes. Accordingly, the Company will recognize, during the period in which the earnings or market price targets are met, what could be a substantial charge to earnings, which would increase the Company's loss or reduce or eliminate earnings. The amount of this charge will be equal to the difference between the aggregate market price of such shares on the date of release from escrow and the original value assigned to such shares. The amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity.

     During November 1994, the Company obtained a loan from an institutional lender aggregating $1,000,000 (to be repaid in 48 monthly installments) with interest at 12 1/2% compounded monthly. Pursuant to the loan agreement, the lender was granted a first security interest in the Company's simulator and projection equipment. The loan originally required a certificate of deposit of $250,000 provided by the Company which was released during May 1995. Up to $500,000 of this loan is personally guaranteed by the Company's president.

     In order to pay the Company's creditors, provide capital for future growth and expansion and allow for an extensive promotional and marketing campaign, the Company consummated a private placement with an institutional investor on July 7, 1995 whereby 1,090,909 shares of Series A Convertible Participating Preferred Stock (the "Preferred Stock") were sold for gross proceeds of $2.75 per share aggregating $3,000,000. The Preferred Stock is convertible into common stock of the Company at any time on a share-for-share basis. The holders of the Preferred Stock are entitled to an aggregate of up to 24.9% of the outstanding voting power of the Company on all matters which come before the shareholders. Additionally, so long as 272,727 shares of Preferred Stock remain outstanding, the holders thereof will have the ability to obtain up to 50.1% of the outstanding voting power of the Company and elect a majority of the Board of Directors in the event the holders of the Preferred Stock determine in good faith that such action is reasonably necessary for the protection of their investment. Since the institutional investor is a Small Business Investment Company subject to the regulatory oversight of the Small Business Administration ("SBA"), the exercise of this control provision cannot be made arbitrarily and is subject to SBA review. The Preferred Stock is subject to a Registration Rights Agreement granting both demand and piggyback registration rights. In order to consummate the above investment, the president of the Company agreed to personally guarantee the Company's obligations under the Preferred Stock purchase agreement, his shares of stock subject to limitations on transfer or disposition, provide the institutional investor with an irrevocable proxy and adjust the earnings targets required to release the 670,000 Class A Common Stock subject to escrow upwards as a result of the Preferred Stock issuance. Accordingly, in order to ensure that the sale of Preferred Stock would be consummated, the Board of Directors approved the issuance of an option to purchase 1,250,000 shares of Common Stock, exercisable at $3.75 per share (the market price on the date of grant) only in the event that the targets for the release of the shares subject to escrow are not achieved, and which are subject to different earnings and equity targets which are more in line with the intent of the original escrow provisions. The Company will recognize a charge to earnings during the period in which such options are exercised, equal to the difference between the aggregate market price of such shares on the date such options are exercised and the exercise price paid therefor.

     The Company used a portion of the net proceeds from the Preferred Stock sale to repay certain indebtedness incurred in connection with the New York Skyride project and used the balance of the proceeds for working capital, which will include expansion of the Company's business through developing attractions at new locations, including the XS New York project.

     As of June 30, 1996, the Company had working capital of approximately $1,623,000 compared to a working capital deficiency of $(1,800,000) at June 30, 1995 which was due primarily to the New York Skyride project being in excess of original amounts budgeted by $1,853,000. Since inception approximately $6,050,000 was spent on capital expenditures relating to New York Skyride and $230,000 was spent on capital expenditures and leasing costs relating to the XS New York Times Square project. Losses accumulated to $(2,162,000), of which in excess of $(2,000,000) occurred prior to the facility's Grand Opening.

     The Company is currently involved in a dispute with a subcontractor regarding amounts billed for work allegedly performed in connection with the New York Skyride project. The Company believes that it has adequately reserved for such contingency and does not believe that the resolution of the dispute will have a material impact on the Company's financial position.

Such contingency represents leasehold improvements which, when amortized over the remaining term of the Company's lease, will not have a material effect on the Company's results from operations.

     As a result of the Company's development of its Times Square site, certain contractual agreements have been consummated and deposits and advance payments made. Such payments include approximately $324,000 of concept and design consultant fees, approximately $156,000 of architectural fees and approximately $250,000 of construction costs. The Company estimates the capital expenditures required to develop the XS New York Times Square facility to be approximately $5,300,000, which includes both the construction of the facility and related costs and the acquisition or leasing of the necessary equipment.

     In order to develop the Company's Times Square facility, available cash and cash flow from operations are not currently anticipated to be sufficient to fund such project. In order to continue to develop the XS New York project, the XS Chicago project, and achieve the Company's expansion and long term goals, the Company will need to obtain additional financing to fund its projects. The Company has identified several sources of additional financing, primarily debt financing, however, there can be no assurance that such financing will be available on terms acceptable to the Company, or at all, or that there will not be construction and other delays affecting completion of such projects. Also, there can be no assurance that demands placed on the Company's financial resources by multiple projects, or any one project in particular, will not affect the Company's ability to successfully complete or finance one or more such projects, which would adversely affect the Company's expansion and planned growth strategy. In this regard, the Company has deferred development plans for the additional space at the Empire State Building site until such time as the XS New York project is completed and further assessments are made with respect to the cost and funding of the XS Chicago project. Accordingly, there can be no assurance that the additional space at the Empire State Building will be successfully developed without a strategic partner, or at all.

     Additionally, the Company's Magic on Broadway joint venture project requires an initial capital investment of approximately $250,000. The Company intends to fund this project through cash flows from operations. The Company will be entitled to receive 50% of the profits, if any, and an administrative fee from the joint venture. Revenues of the joint venture will consist primarily of ticket and merchandise sales. Magic on Broadway will initially run for seven months and may be extended on a weekly basis.

     The Company's long term goal is to develop simulator and other location based entertainment attractions in other major cities in the United States, and possibly in other countries. There are, however, only a limited number of locations in a small number of cities that are suitable for such attractions, and there can be no assurance at all that the Company could obtain a lease at any such locations or develop a successful attraction at such locations. Also, development of additional attractions will require the Company to obtain financing for such ventures, and there can be no assurance that such financing will be available, or available on terms and conditions that are acceptable to the Company. Additionally, it is possible that the Company would find it necessary to have one or more local partners involved in any additional attractions it might attempt to develop, further limiting the revenues that the Company could generate from development of simulator or entertainment attractions at other locations. The Company continually explores expansion opportunities both in the United States and abroad.

     From time to time, the Company may be involved in negotiations for additional sites or other entertainment-based projects, however, current negotiations, if any, are too preliminary to warrant disclosure at this time. The Company will keep investors informed as other projects mature.

Inflation

     The Company believes that the impact of inflation on its operations since its inception has not been material.

Seasonality

     The Company's business is somewhat seasonal in nature, based in part, on higher volumes of tourists in the New York City Metropolitan area during the spring and summer months and during the December holiday season. The Company will direct a portion of its marketing and promotional efforts on attracting a larger percentage of the Observatory traffic and increasing volume to New York Skyride and attracting visitors to XS New York, particularly during non-peak seasons.

Item 7. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.


     The response to this item is set forth at the end of this report.

Item 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
        ACCOUNTING  AND FINANCIAL DISCLOSURE.

     NONE

                                   PART III

Item 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

     Information concerning the directors and officers of the Company is contained in the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. such information is hereby incorporated herein by reference.

Item 10. EXECUTIVE COMPENSATION.

     Information concerning Executive Compensation is contained in the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. Such information is hereby incorporated herein by reference.

Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     Information concerning the security ownership of certain beneficial owners and management is contained in the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. Such information is hereby incorporated herein by reference.

Item 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Information concerning certain relationships and related transactions is contained in the Company's Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A no later than 120 days after the close of the fiscal year ended June 30, 1996. Such information is hereby incorporated herein by reference.


Item 13. EXHIBITS, LIST, AND REPORTS ON FORM 8-K.

     (a) Exhibits are listed on the Index to Exhibits on page 23 of this report. The Exhibits required by Item 601 of Regulation S-B are listed on such Index in response to this Item and are incorporated herein by reference.


          Financial Statements required by Regulation S-X are listed in response to this Item and are set forth at the end of this report and are incorporated herein by reference.

     (b) Reports on Form 8-K:

          The registrant has not filed any reports on Form 8-K during the last quarter of the period covered by this report.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            SKYLINE MULTIMEDIA ENTERTAINMENT, INC.


Date:  September 25, 1996   By: /s/Zalman Silber
                               -----------------------------------
                               Zalman Silber, President and
                               Chief Executive Officer

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Date:  September 25, 1996   By: /s/Jay Coleman
                               -----------------------------------
                               Jay Coleman, Chairman of the
                                Board of Directors


Date:  September 25, 1996   By: /s/Zalman Silber
                               -----------------------------------
                               Zalman Silber, President, Chief
                                Executive Officer and Director


Date:  September 25, 1996   By: /s/Steven Schwartz
                               -----------------------------------
                               Steven Schwartz, Vice President
                                -Finance, Principal Financial
                                and Accounting Officer, Secretary
                                and Treasurer

Date:  September 25, 1996   By: /s/David Shamilzadeh
                               -----------------------------------
                               David Shamilzadeh, Director



Date:  September 25, 1996   By: /s/Neil S. Belloff
                               -----------------------------------
                               Neil S. Belloff, Director



Date:  September 25, 1996   By: /s/Ronald D. Celmer
                               -----------------------------------
                               Ronald D. Celmer, Director



Date:  September 25, 1996   By: /s/John F. Barry, III
                               -----------------------------------
                               John F. Barry, III, Director

          SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES



                            FINANCIAL STATEMENTS



                      JUNE 30, 1996 AND JUNE 30, 1995

                   [Richard A. Eisner & Company (Letterhead)]


                            REPORT OF INDEPENDENT AUDITORS


          To the Board of Directors and Stockholders
          Skyline Multimedia Entertainment, Inc.


               We have audited the accompanying consolidated balance sheet of Skyline Multimedia Entertainment, Inc. and subsidiaries as at June 30, 1996, and the related consolidated statements of operations, changes in stockholders' equity accounts and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the financial position of Skyline Multimedia Entertainment, Inc. and subsidiaries at June 30, 1996, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

          New York, New York
          August 14, 1996

          With respect to Notes H[1] and K
          September 19, 1996

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                              AS AT JUNE 30, 1996


                                               A S S E T S

         Current assets:
            Cash (Note C). . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 2,198,000
            Inventory (Note B[2]). . . . . . . . . . . . . . . . . . . . . . . . .       130,000
            Prepaid expenses and other current assets. . . . . . . . . . . . . . .       168,000
                                                                                     -----------
                   Total current assets. . . . . . . . . . . . . . . . . . . . . .     2,496,000

         Property, equipment and leasehold improvements - net
            (Notes B[3], D[1] and E) . . . . . . . . . . . . . . . . . . . . . . .     5,597,000
         Security deposits (Note G[3]) . . . . . . . . . . . . . . . . . . . . . .       372,000
         Net deferred tax asset (net of valuation allowance of $670,000)
            (Note F) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       340,000
         Deferred project and leasing costs (Note D[2]). . . . . . . . . . . . . .       230,000
                                                                                     -----------

                   T O T A L . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 9,035,000
                                                                                     ===========

                                          L I A B I L I T I E S

         Current liabilities:
            Note payable - current portion (Note E). . . . . . . . . . . . . . . .   $   250,000
            Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . .       372,000
            Accrued expenses and other current liabilities . . . . . . . . . . . .       190,000
            Deferred sponsorship income. . . . . . . . . . . . . . . . . . . . . .        61,000
                                                                                     -----------
                   Total current liabilities . . . . . . . . . . . . . . . . . . .       873,000

         Note payable - long-term portion (Note E) . . . . . . . . . . . . . . . .       365,000
         Deferred rent payable (Note B[4]) . . . . . . . . . . . . . . . . . . . .       713,000
                                                                                     -----------
                   Total liabilities . . . . . . . . . . . . . . . . . . . . . . .     1,951,000
                                                                                     ===========

         Commitments and contingencies (Notes D[2], G, H and K)


                                           STOCKHOLDERS' EQUITY
                                                 (Note I)


         Preferred stock, par value $.001 per share, 5,000,000 shares authorized, 1,090,909 shares of Series A convertible participating preferred stock issued and outstanding (liquidating value $2.75
            per share) (Note I[2]). . . . . . .  . . . . . . . . . . . . . . . . .         1,000
         Common stock - $.001 par value; authorized 19,000,000 shares;
            one vote per share; issued and outstanding 1,495,000 shares. . . . . .         2,000
         Class A common stock - $.001 par value; authorized 1,000,000 shares;
            five votes per share; issued and outstanding 960,000 shares;
            670,000 shares in escrow . . . . . . . . . . . . . . . . . . . . . . .         1,000
         Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . .     9,242,000
         Accumulated (deficit) . . . . . . . . . . . . . . . . . . . . . . . . . .    (2,162,000)
                                                                                     -----------
                   Total stockholders' equity. . . . . . . . . . . . . . . . . . .     7,084,000


                   T O T A L . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 9,035,000
                                                                                     ===========

                The accompanying notes to financial statements
                         are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Year Ended June 30,
                                                          -------------------
                                                           1996          1995
                                                           ----          ----
       Revenues (Note A):
          Ticket sales . . . . . . . . . . . . . . .   $ 4,609,000   $ 1,635,000
          Concession sales . . . . . . . . . . . . .     1,049,000       354,000
          Sponsorship income (Note H[3]) . . . . . .       320,000       201,000
                                                       -----------   -----------
                 T o t a l . . . . . . . . . . . . .     5,978,000     2,190,000
                                                       -----------   -----------
       Operating expenses:
          Cost of merchandise sold . . . . . . . . .       410,000       168,000
          Selling, general and administrative. . . .     4,345,000     3,860,000
          Depreciation and amortization. . . . . . .       502,000       237,000
                                                       -----------   -----------
                 T o t a l . . . . . . . . . . . . .     5,257,000     4,265,000
                                                       -----------   -----------
       Income (loss) from operations . . . . . . . .       721,000    (2,075,000)
       Interest income . . . . . . . . . . . . . . .       120,000        19,000
       Interest expense. . . . . . . . . . . . . . .      (100,000)     (120,000)
                                                       -----------   -----------
       Income (loss) before provision for income
          taxes. . . . . . . . . . . . . . . . . . .       741,000    (2,176,000)

       Income tax expense (benefit) (Note F) . . . .      (305,000)       49,000
                                                       -----------   -----------

       NET INCOME (LOSS) . . . . . . . . . . . . . .   $ 1,046,000   $(2,225,000)
                                                       ===========   ===========

       Net income (loss) per share of common stock
          (Note B[1]). . . . . . . . . . . . . . . .      $.37         $(1.25)
                                                          ====         =======

       Weighted average number of shares of common
        stock outstanding (excludes 670,000 escrow
          shares). . . . . . . . . . . . . . . . . .   2,858,000      1,785,000
                                                       =========      =========

                     The accompanying notes to financial statements
                              are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY ACCOUNTS


                                                          Class A               Series A
                               Common Stock            Common Stock         Preferred Stock       Additional
                               ------------            ------------         ---------------         Paid-In      Accumulated
                             Shares      Amount      Shares    Amount       Shares      Amount      Capital       (Deficit)
                             ------      ------      ------    ------       ------      ------      --------      ---------

 Balance at July 1,
    1994. . . . . . . .    1,495,000     $2,000     960,000     $1,000                            $6,405,000     $  (983,000)

 Issuance of Class A
    warrant in
    connection with
    equipment financing                                                                                5,000


 Net (loss) for the
    year ended June 30,
    1995. . . . . . . .                                                                                           (2,225,000)
                          ---------     ------     -------     ------                            ----------      -----------

 Balance at June 30,
    1995. . . . . . . .   1,495,000      2,000     960,000      1,000                             6,410,000       (3,208,000)


 Net proceeds from
    sale of stock . . .                                                  1,090,909     $1,000     2,832,000


 Net income for the
    year ended June 30,
    1996. . . . . . . .                                                                                            1,046,000
                          ---------     ------     -------     ------    ---------     ------    ----------      -----------

 BALANCE AT JUNE 30,
    1996. . . . . . . .   1,495,000     $2,000     960,000     $1,000    1,090,909     $1,000    $9,242,000      $(2,162,000)
                          ---------     ------     -------     ------    ---------     ------    ----------      -----------
                          ---------     ------     -------     ------    ---------     ------    ----------      -----------

                The accompanying notes to financial statements
                         are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          Year Ended June 30,
                                                                          -------------------
                                                                          1996          1995
                                                                          ----          ----
         Cash flows from operating activities:
            Net income (loss) . . . . . . . . . . . . . . . . . . .   $1,046,000    $(2,225,000)
            Adjustments to reconcile net income (loss) to net cash
              provided by (used in) operating activities:
                Depreciation and amortization . . . . . . . . . . .      502,000        237,000
                Deferred income taxes . . . . . . . . . . . . . . .     (340,000)
                Advances to officer granted as compensation . . . .                      47,000
                Warrants issued in connection with financings . . .                       5,000
                Changes in operating assets and liabilities:
                  (Decrease) increase in accounts payable . . . . .     (633,000)       879,000
                  (Decrease) increase in accrued liabilities. . . .      (57,000)       868,000
                  (Increase) in inventory . . . . . . . . . . . . .                    (130,000)
                  (Increase) in prepaid expenses and other current
                    assets. . . . . . . . . . . . . . . . . . . . .     (163,000)        (5,000)
                  Increase in deferred sponsorship income . . . . .       19,000         42,000
                                                                      ----------    -----------
                    Net cash provided by (used in) operating
                      activities. . . . . . . . . . . . . . . . . .      374,000       (282,000)
                                                                      ----------    -----------
         Cash flows from investing activities:
            Purchase of fixed assets. . . . . . . . . . . . . . . .     (283,000)    (3,571,000)
            (Increase) in security deposits . . . . . . . . . . . .     (229,000)       (20,000)
            (Increase) in deferred project and leasing costs. . . .     (230,000)
                                                                      ----------    -----------
                    Net cash (used in) investing activities.  . . .     (742,000)    (3,591,000)
                                                                      ----------    -----------
         Cash flows from financing activities:
            Proceeds from sale of preferred stock . . . . . . . . .    2,895,000
            Deferred private placement costs. . . . . . . . . . . .                     (62,000)
            Repayment of bank loan. . . . . . . . . . . . . . . . .                     (20,000)
            Advances from officer . . . . . . . . . . . . . . . . .                      76,000
            Repayments to officer . . . . . . . . . . . . . . . . .                     (76,000)
            Proceeds from notes payable . . . . . . . . . . . . . .                   1,255,000
            Repayment of notes payable. . . . . . . . . . . . . . .     (473,000)      (167,000)
                                                                      ----------    -----------
                    Net cash provided by financing activities . . .    2,422,000      1,006,000
                                                                      ----------    -----------

         NET INCREASE (DECREASE) IN CASH. . . . . . . . . . . . . .    2,054,000     (2,867,000)

         Cash at beginning of period. . . . . . . . . . . . . . . .      144,000      3,011,000

                                                                      ----------    -----------

         CASH AT END OF PERIOD. . . . . . . . . . . . . . . . . . .   $2,198,000    $   144,000
                                                                      ----------    -----------
                                                                      ----------    -----------

         Supplemental disclosures of cash flow information:
            Cash paid for interest during the period. . . . . . . .   $  101,000    $    92,000
            Equipment acquired under a capital lease agreement. . .                      23,000
            Cash paid for taxes during the period . . . . . . . . .       65,000

                The accompanying notes to financial statements
                         are an integral part hereof.

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE A) - The Company:

             Skyline Multimedia Entertainment, Inc. ("SME") is a holding company engaged in the development and operation of state-of-the-art entertainment attractions, and together with its subsidiaries, New York Skyline, Inc. ("NYSI") and Skyline Virtual Reality, Inc. ("SVR") are referred to as the "Company". Its first site, which is located in the Empire State Building in New York City, is owned and operated by NYSI which commenced operations of its "New York Skyride" facility on December 22, 1994. The second site, which is located in Times Square in New York City, is owned and is to be operated by SVR. It is expected that operations of its interactive virtual reality entertainment center will commence by December 1996.

             The Company's business is somewhat seasonal in nature, based in part, on higher volumes of tourists during the spring and summer months and holiday seasons.


        (NOTE B) - Summary of Significant Accounting Policies:

             [1]  Net income/loss per share:

                  Net income/loss per share is based on the weighted average number of shares outstanding during the period, excluding shares held in escrow. The weighted average number of common shares was calculated by including the convertible participating preferred stock as common stock equivalents, warrants and options outstanding are not considered as their effect would be anti-dilutive (Note I[1]).

             [2]  Inventory:

                  Inventory consists of clothing, souvenirs and food sold in the Company's gift shop and is valued at the lower of cost (first-in, first-out) or market.

             [3]  Property, equipment and leasehold improvements:

                  Property and equipment, including assets under capital leases are recorded at cost and are depreciated on the straight-line method over the estimated useful lives of the assets from three to twelve years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.


             [4]  Rent expense:

                  The Company, for financial accounting purposes, spreads scheduled rent increases and rent holidays over the term of the lease using the straight-line method.


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE B) - Summary of Significant Accounting Policies:  (continued)

             [5]  Management estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

             [6]  Recently issued accounting standards:

                  The Company has not elected to adopt, early, the provisions of two recently issued accounting standards regarding impairments of long-lived assets ("FAS 121") and stock based compensation
        ("FAS 123"). FAS 121 requires entities to review long-lived assets and certain identifiable intangibles to be held and used, for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. FAS 123 permits accounting for stock-based compensation pursuant to a fair value based method. If the method is not adopted, FAS 123 requires disclosure of pro forma net income and pro forma earnings per share on a fair value basis. The Company has not determined the potential impact, if any, of the adoption of these standards on its financial position or results of operations.


        (NOTE C) - Concentration of Credit Risk:

             The Company maintains all of its cash with highly capitalized credit-worthy financial institutions. Such balances often exceed the FDIC limit and are not insured.



        (NOTE D) - Property, Equipment and Leasehold Improvements:

             [1] Property, equipment and leasehold improvements is summarized as follows:

                  Office equipment and fixtures. . . . .  $  579,000
                  Simulation equipment . . . . . . . . .   2,158,000
                  Simulation film. . . . . . . . . . . .   1,050,000
                  Leasehold improvements . . . . . . . .   2,549,000
                                                          ----------
                                                           6,336,000

                  Less accumulated depreciation and
                     amortization. . . . . . . . . . . .    (739,000)
                                                         -----------
                            B a l a n c e. . . . . . . .  $5,597,000
                                                         ===========

        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE D) - Property, Equipment and Leasehold Improvements:
              (continued)

             [2] The Company has incurred project and leasing costs associated with the development of its Times Square site. As of June 30, 1996, project and leasing costs of approximately $230,000 were incurred, which include construction, architectural, commissions and other professional fees necessary to begin development. It is expected that additional costs aggregating approximately $5,000,000 will be incurred to complete the project.

                  The Company expects to commence operations of the Times Square site by December 1996. Upon commencement of operations, such costs will be categorized and assigned estimated useful lives which will be used in calculating the appropriate amortization and depreciation expense.


        (NOTE E) - Notes Payable:

             At June 30, 1996, the Company has a note outstanding, payable to an equipment finance company, payable in equal monthly installments through October 1998, bearing interest at 12 1/2% per annum:

                  Aggregate payments. . . . . . . . . .  $718,000

                  Less interest . . . . . . . . . . . .   103,000
                                                         --------
                  Present value of net minimum
                     obligation . . . . . . . . . . . .   615,000

                  Less current portion. . . . . . . . .   250,000
                                                         --------
                  Long-term portion at June 30,
                     1996 . . . . . . . . . . . . . . .  $365,000
                                                         ========
             The note is collateralized by interests in the Company's simulator and projection equipment and $500,000 is personally guaranteed by the Company's president.




        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE F) - Income Taxes:

             [1]  Income tax expense (benefit) is comprised of the following:

                                                      Year Ended
                                                       June 30,
                                                 --------------------
                                                    1996       1995
                                                    ----       ----

                  Current:
                     Federal. . . . . . . . . .  $  - 0 -    $ - 0 -
                     State and local. . . . . .     35,000    49,000

                  Deferred:
                     Federal. . . . . . . . . .   (211,000)    - 0 -
                     State and local. . . . . .   (129,000)    - 0 -
                                                 ---------   -------
                            Income tax expense

                              (benefit) . . . .  $(305,000)  $49,000
                                                 =========   =======

             [2] A reconciliation between the Company's effective income tax rate and the U.S. Federal income tax rate is as follows:

                                                    Year Ended
                                                     June 30,
                                                  --------------
                                                  1996     1995
                                                  ----     ----

                  Statutory rate. . . . . . . .   34.0 %  (34.0)%

                  State and local income
                     (capital) tax, net of
                     federal tax benefit. . . .   (8.4)     2.3

                  Nondeductible expenses. . . .    2.8

                  (Reduction of) provision for
                     valuation allowance for
                     federal deferred tax
                     assets . . . . . . . . . .  (69.6)    34.0
                                                 ------    -----
                  Effective income tax rate
                     (benefit). . . . . . . . .  (41.2)%    2.3 %
                                                 =======   ======


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE F) - Income Taxes:  (continued)

             [3] The principal components of deferred tax assets, liabilities and the valuation allowance are as follows:

                                                            June 30,
                                                   ------------------------
                                                      1996          1995
                                                      ----          ----

                  Deferred tax assets:

                     Capitalization of start-up
                       costs. . . . . . . . . . .  $  610,000   $   893,000
                     Net operating loss
                       carryforwards. . . . . . .     730,000       550,000
                                                   ----------    ----------
                                                    1,340,000     1,443,000
                    Valuation allowance . . . . .    (670,000)   (1,443,000)
                                                   ----------    ----------
                                                      670,000       - 0 -

                  Deferred tax liabilities:
                     Depreciation differences . .     330,000       - 0 -
                                                   ----------   -----------
                  Net deferred tax asset. . . . .  $  340,000   $   - 0 -
                                                   ==========   ===========

        (NOTE G) - Commitments and Contingencies:

             [1] The Company leases office premises and space for its entertainment attractions from the Empire State Building Company pursuant to operating leases expiring at various dates through 2016. Certain of the leases contain renewal options. The leases provide for free rent or rent credits for various periods; rental expense is recognized on a straight-line basis over the life of the leases.

             [2] During the year ended June 30, 1996 the Company entered into a ten-year renewable lease with One Times Square Center Partners, L.P. for space to house its interactive virtual reality entertainment center. The lease terms provide for five months of rent credits during the construction period and three months of rent credits during the first year. The Company expects to start recording rent expense in December 1996, the expected start of operations. The lease terms also provide for two five-year renewal options. In addition, the lease contains a cancellation clause in the event that the landlord commences construction of office buildings on the site during the lease term. Should the landlord exercise the cancellation clause, the Company would be required to vacate the space within six months after written notice, but would be entitled to reimbursement of a portion of its out-of-pocket construction costs, not to exceed $125 per square foot. Rental expense will be recognized by the Company on a straight-line basis over the initial ten-year term of the lease.


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS



        (NOTE G) - Commitments and Contingencies:  (continued)

             [3] Minimum annual rental payments required for all leases are as follows:

                       Year Ending
                        June 30,
                       -----------
                          1997 . . . . . . . . . .  $   948,000
                          1998 . . . . . . . . . .    1,352,000
                          1999 . . . . . . . . . .    1,474,000
                          2000 . . . . . . . . . .    1,422,000
                          2001 . . . . . . . . . .    1,519,000
                          Thereafter . . . . . . .   23,373,000
                                                    -----------
                                    T o t a l. . .  $30,088,000
                                                    ===========

                  The terms of the leases include escalation clauses for increases in real estate taxes and certain cost of living adjustments.

                  Security deposits pursuant to all the leases total $789,000 of which $313,000 was paid at June 30, 1996. Rent expense for the years ended June 30, 1996 and June 30, 1995 was approximately $805,000 and $563,000, respectively [see Note B[4]].

             [4] The Company has a licensing agreement with the Empire State Building Observatory (the "Observatory") expiring on June 30, 2016, to have tickets to its entertainment attraction and facility sold by the licensor's employees at the counter where licensor's tickets to the observatory are sold. Under the terms of the licensing agreement the following future payments are required:

                       Year Ending
                        June 30,
                       -----------
                          1997. . . . . . . . . . .  $  150,000
                          1998. . . . . . . . . . .     156,250
                          1999. . . . . . . . . . .     175,000
                          2000. . . . . . . . . . .     175,000
                          2001. . . . . . . . . . .     175,000
                          Thereafter. . . . . . . .   3,115,000
                                                     ----------
                                    T o t a l . . .  $3,946,250
                                                     ==========


        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE G) - Commitments and Contingencies:  (continued)

             [5] The Company at June 30, 1996 is in dispute with a subcontractor regarding amounts billed for work performed on the Empire State Building attraction. The Company believes that it has recorded an adequate liability in connection therewith and does not believe that the resolution of the dispute will have a material impact on the Company's financial position. Such contingency represents leasehold improvements which, when amortized over the remaining term of the Company's lease, will not have a material effect on the Company's results from operations.

             [6] The Company, has an agreement with an investment banker which provides for a finder's fee, as defined, in connection with any business transaction entered into by the Company with a party introduced by the investment banker. The agreement expires in February 1999.


        (NOTE H) - Employment and Other Agreements:

             [1] As at June 30, 1996 the Company renegotiated a one-year employment agreement with its president beginning July 1, 1996. The agreement provides for an annual salary of $250,000. Pursuant to such agreement the president is entitled to an annual bonus of 10% of earnings before interest, taxes, depreciation and amortization.

                  During July 1996, the Company advanced approximately $301,000 to its president, pursuant to a demand note at an interest rate of 8% which was repaid in September 1996.

             [2] As at June 30, 1996 the Company has contracts with two other executives providing for salaries aggregating approximately $190,000, subject to annual increases after twelve months. Additionally, pursuant to one of the agreements, the executive vice president is entitled to certain incentives in the event that future locations are established or joint ventures are entered into as a result of his efforts.

             [3] During the fiscal year ended June 30, 1995 the Company entered into two sponsorship agreements, one with a major international electronics manufacturer appointing it the presenting sponsor of its New York skyride and one with a major soft drink manufacturer. During the year ended June 30, 1996 the Company entered into a sponsorship agreement with a distributor of photographic and magnetic imaging. The terms of the agreements range from three to five years, and provide for annual fees, capital improvements and cross promotions for the Company. Sponsorship revenue under these




        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE H) - Employment and Other Agreements:  (continued)

             [3]  (continued)

        agreements aggregate approximately $1,300,000 over the terms. The Company received from sponsors capital improvements and monetary fees aggregating approximately $339,000 in the year ended June 30, 1996 and $243,000 in the year ended June 30, 1995, of which $61,000 was deferred as of June 30, 1996.


        (NOTE I) - Stockholders' Equity:

             [1] In connection with the Company's public offering of securities in 1994, the underwriter required that an aggregate of 670,000 shares of the Company's Class A common stock be placed into escrow. Some or all of such escrow shares may be released commencing with the year ending June 30, 1996 up to the year ended June 30, 1998 if the Company meets certain minimum earnings thresholds, as defined, or if certain minimum per share market prices of its common stock are attained. For the year ended June 30, 1996 none of such escrow shares were released. As shares are released from escrow they will be accounted for as reissued for services rendered and the fair value of such shares will be charged to operations as compensation expense.
        The Company, however, would not be allowed a deduction for such charges for income tax purposes.

             [2] On July 7, 1995, the Company consummated a stock purchase agreement with the Prospect Street NYC Discovery Fund, L.P. (the "Fund"), pursuant to which the Company sold 1,090,909 shares of Series A convertible participating preferred stock, par value $.001 per share, for $3,000,000. Net proceeds from such investment, aggregated approximately $2,833,000. The preferred stock issued is convertible into common stock of the Company at any time on a share-for-share basis. The preferred shares are subject to both demand and piggyback registration rights. The preferred stock has a liquidation preference equal to $2.75 per share, but does not pay any dividends unless declared by the Board of Directors. The preferred stockholders are entitled to an aggregate of up to 24.9% of the outstanding voting power of the Company which, can increase to 50.1% of the voting power, if in their sole discretion, it becomes reasonably necessary for the protection of their investment.



        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE I) - Stockholders' Equity:  (continued)

             [3] The Company has outstanding warrants for the purchase of its common stock as follows:

         Warrants Issued in           Number of   Exercise
          Connection With     Class    Shares      Price    Expiration Date
         -------------------  -----   ---------   --------  ---------------

        Equipment financing.    A      14,931     (a)(b)   February 14, 1999
        Bridge loan. . . . .    A     504,336     (a)(b)   February 14, 1999
        Public offering. . .    A   1,653,470     (a)(b)   February 14, 1999
        Public offering. . .    B   1,653,470     (b)      February 14, 1999
        Officer. . . . . . .    B     331,800     (b)      February 14, 1999

        (a) A Class A warrant is exchangeable for one share of common stock and one Class B warrant, at an exercise price of $6.01.

        (b) A Class B warrant is exchangeable for one share of common stock at an exercise price of $7.91.

                  The above warrants may be redeemed by the Company at a price of $.05 per warrant assuming certain minimum per share market prices of its common stock, as defined, are met.

             [4] The Company has a stock option plan ("Plan A") which, as amended, provides for the issuance of incentive stock options or nonqualified options to key employees and officers to be determined by the Compensation Committee of the Board of Directors. The aggregate number of shares which may be issued under Plan A is 2,500,000. Incentive stock options under Plan A may not be granted at less than the fair market value of the underlying shares at date of grant (110% of fair market value for a 10% or greater stockholder). Incentive stock options granted under Plan A will be exercisable for a period not to exceed ten years.

                  A summary of stock option activity related to Plan A is as follows:
                                                                    Option
                                               Number of            Price
                                                 Shares           Per Share
                                               ---------          ---------
                  Outstanding - July 1, 1994.     45,000            $5.00
                  Options cancelled . . . . .    (45,000)           $5.00
                  Granted . . . . . . . . . .  1,537,500 (a)    $3.50 - $4.50
                                               ---------
                  Outstanding - June 30,
                     1995 . . . . . . . . . .  1,537,500        $3.50 - $4.50

                  Granted . . . . . . . . . .     15,000        $3.50 - $4.00
                                               ---------
                  Outstanding - June 30, 1996  1,552,500        $3.50 - $4.50
                                               =========
        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE I) - Stockholders' Equity:  (continued)

             [4]  (continued)

                  At June 30, 1996, 293,750 of the Plan A options were exercisable.

                  (a) Includes an option to purchase 1,250,000 shares of common stock issued to the Company's president (see Note I[7]).

             [5] The Company has a stock option plan for nonemployee directors ("Plan B"). The aggregate number of shares which may be issued under Plan B, as amended, is 500,000.

                  A summary of stock option activity related to Plan B is as follows:
                                                               Option
                                               Number of        Price
                                                Shares        Per Share

                                               ---------      ---------

                  Outstanding - July 1, 1994.    30,000         $5.00
                  Granted . . . . . . . . . .   160,000     $3.50 - $4.00
                                                -------
                  Outstanding - June 30, 1995   190,000     $3.50 - $5.00
                  Cancelled . . . . . . . . .   (10,000)        $5.00
                  Granted . . . . . . . . . .    25,000         $3.75
                                                -------
                  Outstanding - June 30, 1996   205,000     $3.50 - $5.00
                                                =======

                  At June 30, 1996 all the Plan B options were exercisable.

             [6] In connection with its initial public offering, the Company granted the underwriter an option, as adjusted, to purchase up to 143,082 units at $6.36 per unit exercisable over a three-year period commencing February 1997.

             [7] As a result of the investment by Prospect Street NYC Discovery Fund during July 1995, the president of the Company personally guaranteed the representations and obligations of the Company under the preferred stock purchase agreement for a one-year period (which expired in July 1996), became subject to limitations on the transfer or disposition of Company stock held by him and had the earnings targets required to release the 670,000 shares of Class A common stock held in escrow adjusted for the additional shares issued. Accordingly, in order to ensure that the investment would be consummated and as an inducement for the president to enter into the guarantee agreement, the Board of Directors approved the issuance on June 29, 1995 of options to purchase 1,250,000 shares of common stock exercisable at $3.75 per share which expire on June 28, 2005. These options are exercisable only in the event that the targets for the release of the escrow shares are not achieved, and are subject to

        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE I) - Stockholders' Equity:  (continued)

             [7]  (continued)

        certain adjusted earnings and equity targets, as defined. If the options become noncontingent, the fair value of the underlying shares on that date less the option price will be charged to operations as compensation expense.

             [8] At June 30, 1996 the Company has reserved shares of common stock for issuance upon exercise of warrants, options and conversion of preferred stock as follows:

                  Class "A" warrants. . . . . . . . . .  4,345,474
                  Class "B" warrants. . . . . . . . . .  1,985,270
                  Plan "A" options. . . . . . . . . . .  1,552,500
                  Plan "B" options. . . . . . . . . . .    205,000
                  Underwriter options . . . . . . . . .    572,328
                  Preferred stock . . . . . . . . . . .  1,090,909
                                                         ---------
                                                         9,751,481
                                                         =========

        (NOTE J) - Related Party Transactions:

             [1] During fiscal year 1995 the Company entered into a two-year employment contract with an individual related to the president of the Company to manage the souvenir/concession area of the attraction. The agreement provides for annual compensation of $55,000 and a 20% bonus (not to exceed $50,000) of after-tax profits of the souvenir/ concession area in excess of $150,000. For the year ended June 30, 1995, no bonus was payable under the terms of the agreement. Subsequent to June 30, 1996 such individual received a bonus for that year of $15,000 which included amounts due pursuant to the above agreement.

             [2] The Company has an agreement with a marketing consulting firm, whose principal is the Chairman of the Board of Directors of the Company, to act as the Company's sales agent in soliciting and negotiating sponsorships and commercial endorsements. Sponsorship commissions and consulting fees paid to said firm for the years ended June 30, 1996 and June 30, 1995 aggregated $55,000 and $80,000, respectively.

             [3] The Company incurred legal fees to a law firm, one of whose employees is a director of the Company. Such fees related primarily to general corporate services. Legal fees for the year ended June 30, 1996 and June 30, 1995 aggregated $36,000 and $73,000, respectively.




        (continued)

            SKYLINE MULTIMEDIA ENTERTAINMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


        (NOTE J) - Related Party Transactions:  (continued)

             [4] During the year ended June 30, 1995, the Company paid legal fees to a law firm, one of whose principals was a director of the Company until February 1995. Such fees related primarily to general corporate services, which totalled $40,000.


        (NOTE K) - Subsequent Events:

             On September 5, 1996, the Company entered into a 15 year lease for space to house its interactive virtual reality entertainment center in the Chicago area. Total rental payments pursuant to the lease aggregate approximately $13,200,000. Additional rent may be charged as a percentage of the gross sales (as defined). As a condition to the execution of the lease, the Company provided a $200,000 irrevocable letter of credit as security.

                     SKYLINE MULTIMEDIA ENTERTAINMENT, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 26, 1996

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

   The undersigned shareholder of Skyline Multimedia Entertainment, Inc. (the 'Company') hereby appoints each of Zalman Silber and Steven Schwartz, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the Common Stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders (the 'Meeting') of the Company to be held at The Empire State Building, 350 Fifth Avenue, New York, New York at 9:00 A.M., on November 26, 1996, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Meeting and any adjournments thereof.

   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY AND 'FOR' THE RATIFICATION OF RICHARD
A. EISNER & COMPANY, LLP AS AUDITORS OF THE COMPANY AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Please mark boxes /x/ in blue or black ink.
1. Election of Directors

 / / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for all nominees listed below

 Nominees: Zalman Silber, Jay Coleman, David Shamilzadeh, Neil S. Belloff,
           John F. Barry, III, Ronald D. Celmer

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

                                     (Continued, and to be signed on other side)

(Continued from other side)

2. Ratification of the selection of Richard A. Eisner & Company, LLP as auditors of the Company for the year ending June 30, 1997.

             / / FOR             / / AGAINST             / / ABSTAIN

3. In their discretion, on any other matters that may properly come before the Meeting and any adjournments thereof.

                                                 Date                  1996
                                                       ---------------

                                                 ---------------------------
                                                 Signature of Shareholder(s)

                                                 ---------------------------
                                                   Name of Shareholder(s)

                                                 NOTE: When shares are held
                                                 by joint tenants, both
                                                 should sign. When signing
                                                 as attorney, executor,
                                                 administrator, trustee,
                                                 custodian, guardian or
                                                 corporate officer, please
                                                 give your full title as
                                                 such. If a corporation,
                                                 please sign full corporate
                                                 name by authorized
                                                 officer. If a partnership,
                                                 please sign in partnership
                                                 name by authorized person.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.